Exhibit 10.18
COLLABORATION AND COMMERCIALIZATION AGREEMENT
     This Collaboration and Commercialization Agreement (the “Agreement”) is entered into as of February 10, 2006 (the “Effective Date”) by and among Replidyne, Inc., a Delaware corporation (“Replidyne”), having its principal place of business at 1450 Infinite Drive, Louisville, Colorado 80027, and Forest Laboratories Holdings Limited, an Irish corporation (“Forest”), having its principal place of business at Milner House, 18 Parliament Street, Hamilton HM11, Bermuda.
Recitals
     Whereas, Replidyne and Daiichi Asubio Pharmaceutical, Inc. (“DAP”) (successor-in-interest to Daiichi Suntory Pharma Co., Ltd.) entered into a License Agreement dated March 15, 2004 as may be amended in accordance with its terms (the “DAP Agreement”), pursuant to which DAP granted to Replidyne an exclusive license to certain patents and know-how to develop and commercialize faropenem medoxomil (formerly designated as faropenem daloxate) in the Field (as defined below) in specified countries;
     Whereas, Forest develops, manufactures and markets pharmaceutical products, and in particular, has expertise in promoting pharmaceutical products to primary care physicians;
     Whereas, Replidyne develops anti-infective and other pharmaceutical products and is building an organization to promote pharmaceutical products to specialist physicians;
     Whereas, Forest and Replidyne desire to collaborate on the further development of faropenem medoxomil for the treatment of community-acquired infectious diseases in the Territory (as defined below), with the intent that Forest will market and promote the product(s) primarily to primary care physicians, and Replidyne will market and promote the product(s) primarily to certain medical specialists, including pediatricians;
     Whereas, Forest desires to acquire, and Replidyne is willing to grant to Forest, certain licenses under patents and know-how controlled by Replidyne to develop and commercialize faropenem medoxomil in the Field in the Territory (as defined below), in accordance with foregoing and the terms and conditions set forth in this Agreement.
Agreement
     Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

1.

1. Definitions
     1.1 “ADEs” has the meaning provided in Section 5.12.
     1.2 “Administrator” has the meaning provided in Section 14.2.
     1.3 “Affiliate” means any company or entity controlled by, controlling, or under common control with a party hereto. For this purpose, the term “control” shall mean the direct or indirect ownership of more than 50% of the voting stock or other ownership interests of that entity, or the power, directly or indirectly to cause the direction of the management and policies of such entity.
     1.4 “AECB Indication” means a separate, labeled use for the treatment of acute exacerbations of chronic bronchitis in humans.
     1.5 “ANDA” shall mean an Abbreviated New Drug Application filed with the FDA (as more fully defined in 21 USC §355(j)).
     1.6 “ANDA Proceeding” has the meaning provided in Section 9.4(b).
     1.7 “AOM Indication” means a separate, labeled use for the treatment of acute otitis media in humans.
     1.8 “API Supply Agreement” means the agreement setting forth the terms and conditions for the supply of Drug Substance from NISSO through DAP to Replidyne dated December 20, 2004, as the same may be amended or assigned to Forest as contemplated in Section 6.2 hereof.
     1.9 “Applicable Laws” means all applicable laws, rules and regulations that apply to the development, manufacturing or commercialization of Product in the Territory or the performance of either party’s obligations under this Agreement, including without limitation any rules, regulations, guidelines or other requirements of the FDA, that may be in effect from time to time.
     1.10 “Arbitrators” has the meaning provided in Section 14.2.
     1.11 “Bayer” means Bayer AG, a prior licensee of the DAP Know-How and DAP Patents pursuant to a license agreement with Suntory Ltd., Tokyo, Japan, a predecessor in interest to DAP, dated June 28, 1999, which was terminated November 19, 2003.
     1.12 “Bayer Know-How” means the data, information, documentation, know-how and technology, relating to Drug Substance and/or Products that was generated or acquired by Bayer and/or its Affiliates and actually provided to Replidyne by DAP.
     1.13 “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30 and December 31.
     1.14 “Canadian Rights” has the meaning provided in Section 5.9(b).

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

2.

     1.15 “Ciba-Geigy Patents” means the patents owned by Ciba-Geigy (currently Novartis) as listed in Exhibit A hereof.
     1.16 “Claim” has the meaning provided in Section 14.2.
     1.17 “COGS Threshold” has the meaning provided in Section 7.3(d).
     1.18 “Combination Product” means a Product containing one or more other therapeutically active ingredients in addition to the Drug Substance.
     1.19 “Commercially Reasonable Efforts” means, with respect to the development or commercialization of the Product, except as otherwise explicitly set forth in this Agreement, the level of efforts required to carry out such obligation in a sustained manner consistent with the efforts a biotechnology company or pharmaceutical company, as the case may be, devotes to a product of similar market potential, profit potential or strategic value resulting from its own research efforts, based on market conditions then prevailing, consistent with the exercise of prudent scientific and/or business judgment in accordance with generally accepted practices in the pharmaceutical industry. Commercially Reasonable Efforts shall be determined without regard to the particular circumstances of a party, including any other product opportunities of such party. Commercially Reasonable Efforts requires, with respect to such an obligation, that the party: (a) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (b) set and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such obligation; and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives. The term “commercially reasonable” has the corresponding meaning.
     1.20 “Competitive Product” has the meaning set forth in Section 5.10.
     1.21 “Confidential Information” has the meaning provided in Section 11.1.
     1.22 “Control” means, with respect to any information, Patent or other intellectual property right, possession by a party of the ability (whether by ownership, license or otherwise) to grant access, a license or a sublicense to such information, Patent or intellectual property right without violating the terms of any agreement or other arrangement with any Third Party.
     1.23 “Cost of Goods” for any dosage strength and formulation of the Product for any period shall mean actual direct out-of-pocket cost incurred by a party for the acquisition of Drug Substance and actual direct out-of-pocket costs incurred by a party for the acquisition, manufacture, shipping from the manufacturer to Forest’s initial distribution site, storage at such site, and final labeling and packaging of the Product for such period, including the cost of commercially reasonable strategies for hedging of exchange rate risk (in each case, to the extent not already deducted in the calculation of Net Sales or included in Distribution Costs), as recognized and recorded in accordance with US GAAP.
     1.24 “Cost of Goods Committee” or “CGC” means the committee formed pursuant to Section 3.3.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

3.

     1.25 “DAP Improvement” means any and all developments, enhancements, modifications, inventions or discoveries in the Field relating to Products for use in the Field, that are developed or created by or on behalf of DAP (other than by Replidyne, its Affiliates, licensees and sublicensees, and their respective employees, agents, consultants, subcontractors and other representatives) at any time during the term of the DAP Agreement, whether patentable or not, including but not limited to, developments, inventions or discoveries intended to enhance the safety or efficacy of Drug Substance and/or Products, and all intellectual property rights thereto which are necessary or useful for Forest to exercise the rights licensed to it under Section 2.1 of this Agreement, but excluding those related specifically to manufacturing of Drug Substance.
     1.26 “DAP Know-How” means any and all data, information, documentation, know-how and technology, whether patentable or not, relating to Drug Substance and/or Products, including, without limitation, information regarding their stability, pharmacology, toxicology, clinical use, compositions and formulations for administration, and any scientific information and data developed by Wyeth relating to Drug Substance and to Products; in each case that was generated or acquired by DAP and/or its Affiliates prior to the effective date of the DAP Agreement or is generated by DAP and/or its Affiliates during the term of the DAP Agreement, but excluding data, information, documentation, know-how and technology, whether patentable or not, related specifically to manufacturing of Drug Substance.
     1.27 “DAP Logogram” means the logogram adopted by DAP at any time during the term of the DAP Agreement.
     1.28 “DAP Patents” means the patent applications and patents listed in Exhibit B attached hereto, and patents issuing from such patent applications, and any and all patents and patent applications covering DAP Improvements, in each case including any continuations, continuations-in-part, provisionals, divisionals, reissues, reexaminations, extensions, substitutions, restorations, additions, revalidations, registrations, confirmations, renewals and counterparts thereof in the Territory that are necessary or useful for the use, development, manufacture, marketing, promotion, distribution, sale and/or commercialization of Products in the Territory for use in the Field.
     1.29 “Detail” means an interactive face-to-face contact of a sales representative, who is fully equipped with, and knowledgeable of, applicable promotional materials and product labeling for the Product, with a target physician or other medical professional licensed to prescribe drugs or other healthcare professional that has a significant impact or influence on prescribing decisions, during which relevant characteristics of the Product are described by the sales representative. Details shall be deemed to include only presentations in the first or second position in a sales presentation and shall not be deemed to include “tertiary” or “reminder” details, in each case as such terms are generally understood in the pharmaceutical industry. “Detailing” shall have a corresponding meaning.
     1.30 “Detailing Commencement Date” means the first day following NDA Approval on which Detailing of the Product by Replidyne begins, as determined by the JMC.
     1.31 “Detailing Year” means, with respect to the first Detailing Year, the twelve (12)

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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month period commencing on the Detailing Commencement Date, and with respect to subsequent Detailing Years, each successive twelve (12) month period thereafter.
     1.32 “Detail Reports” means a report of Details performed by a party during the Calendar Quarter covered by such statement containing such information and in such format as determined by the JMC.
     1.33 “Development Costs” means with respect to a particular Product the sum of all internal costs, including to the extent allocated to the foregoing directly related overhead (but not general or corporate overhead), and direct out-of-pocket costs, in each case incurred by a party and/or its Affiliates in connection with the conduct of the activities assigned to it by the JDC pursuant to the Development Plan, including, without limitation, FTE costs (which fairly reflect the actual FTE costs of each party for its personnel in the applicable functional areas (but excluding senior executives), to be discussed and agreed upon by the parties respective finance departments), costs of preparation of regulatory filings, costs of clinical supply of Product, and any other activities conducted under the Development Plan that support obtaining or maintaining NDA Approval of Product in the Territory, such as surveillance studies and pharmacovigilance. Development Costs shall be determined in accordance with US GAAP and in accordance with the relevant party’s accounting standards applied on a consistent basis.
     1.34 “Development Information” means any and all information generated by a party (or a party’s Affiliates or any Third Party on behalf of a party) in the development of the Drug Substance and/or Product for the Territory as provided in this Agreement, including, without limitation, protocols, analysis plans, annotated case report forms per study, analysis datasets, programs, raw data and other relevant documentation used for the study reporting efforts, FDA outputs relating to the development of, and/or filing of NDAs for, Drug Substance and/or Product in the Territory (including, without limitation, all substantive correspondence with the FDA, responses from the FDA, requests for information from the FDA, briefing documents and other materials relating to interactions with the FDA, and summaries of outputs resulting from substantive correspondence/ conversations or meetings with the FDA), and information from clinical advisory boards and investigators.
     1.35 “Development Plan” means the plan and related budget for conducting research and development of the Drug Substance and Products in the Field in the Territory, as amended from time to time by the JDC. The initial outline of the Development Plan has been agreed upon by the parties in writing as of the Effective Date.
     1.36 “Development Program” means a research and development program carried out by Replidyne and, as applicable, Forest pursuant to Article 4, as more fully described in the Development Plan.
     1.37 “Distribution Costs” for any dosage strength and formulation of the Product for any period shall mean a reasonable estimate of the direct out-of-pocket costs of shipping, handling and other Product-specific logistical costs, including, without limitation, quality assurance and quality control procedures and regulatory reporting obligations, related to distribution of the Product from Forest’s initial distribution site to Forest’s customers (to the extent not already deducted in the calculation of Net Sales or included in Costs of Goods) as

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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recognized and recorded in accordance with US GAAP. The parties’ finance departments will mutually agree upon a simple rule for Distribution Costs (e.g., as a percentage of Net Sales) after mutual review and discussion of Forest’s actual Distribution Costs from time to time.
     1.38 “Drug Substance” means the chemical substance identified as faropenem medoxomil as its generic name (formerly designated as faropenem daloxate) and having the chemical structure: (5-Methyl-2-oxo-1, 3-dioxolen-4-yl) methyl (5R, 6S)-6-[(R)-1-hydroxyethyl]-2-[(R)-2-tetrahydro-furyl] penem-3-carboxylate.
     1.39 “FDA” means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.
     1.40 “Field” means the treatment, amelioration or prevention of infectious diseases in humans and all other pharmaceutical uses and indications for the Product.
     1.41 “First Commercial Sale” means, with respect to any Product, the first sale for end use or consumption of such Product in the United States after NDA Approval. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Product.
     1.42 “Forest Costs” has the meaning provided in Section 7.3(d).
     1.43 “Forest Indemnitee” has the meaning provided in Section 13.1.
     1.44 “Forest Inventions” has the meaning provided in Section 9.1.
     1.45 “Forest Know-How” means any and all data, information, documentation, know-how and technology Controlled by Forest or any of its Affiliates on the Effective Date or during the Term that is useful for purposes of the Development Program or necessary or useful for the manufacture of Product (including Drug Substance) anywhere in the world, or the commercialization or use of the Drug Substance or Product in the Field in the Territory, including, without limitation, all such data, information, documentation, know-how and technology that is developed or acquired by Forest or any of its Affiliates in the course of performance of, or pursuant to any right granted under, this Agreement, but excluding the Forest Patents and the Joint Patents.
     1.46 “Forest Patents” means all Patents Controlled by Forest or any of its Affiliates on the Effective Date or during the Term to the extent useful for purposes of the Development Program or necessary or useful for the manufacture of Product (including Drug Substance) anywhere in the world, or the commercialization or use of the Drug Substance or Product in the Field in the Territory, including, without limitation, any Patents that claim or disclose any Forest Invention, but excluding the Joint Patents.
     1.47 “Forest Sales Force” means those members of Forest’s sales force (whether Forest employees, contractors or agents), who promote Product in the Field in the Territory, but

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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excluding the Replidyne Pediatrician Sales Force and Replidyne Specialty Sales Force, together with field-based sales managerial personnel having direct and sole responsibility for the management of such sales force.
     1.48 “Forest Technology” means the Forest Patents and Forest Know-How.
     1.49 “FTE” means the equivalent of the work time of an employee or consultant of Replidyne or Forest (or their Affiliates, as applicable) with appropriate qualifications performing work under the Development Plan on a full-time basis over a 12-month period (including normal vacations, sick days and holidays).
     1.50 “Generic Equivalent” shall mean, on a Product-by-Product basis, a product that is therapeutically equivalent to a Product and that: (a) is pharmaceutically equivalent to such Product (contains the same active ingredient(s) and has the same dosage form, route of administration and strength); and (b) has gained market approval through an ANDA filed in accordance with 505(j) of the U.S. Food Drug & Cosmetic Act and prepared in accordance with 21 CFR 314.94 or through any equivalent mechanism under any successor law or regulation in the United States.
     1.51 “Generic Profits” shall mean, with respect to a generic Product sold by Forest, its Affiliates or permitted sublicensees, on a Product-by-Product basis, an amount, which shall not be less than zero (0) for purposes of this Agreement, equal to (a) Net Sales of such generic Product, minus (b) Cost of Goods, Distribution Costs and sales and marketing costs (such as trade advertising) of Forest for such generic Product in the Territory.
     1.52 “IND” means an Investigational New Drug Application filed with the FDA, or the equivalent application or filing filed with any equivalent agency or governmental authority outside the United States of America (including any supra-national agency such as in the European Union) necessary to commence human clinical trials in such jurisdiction.
     1.53 “Initial Period” means the first [ *** ] months of the Replidyne Specialist Promotion Period.
     1.54 “Inventions” has the meaning provided in Section 9.1.
     1.55 “Joint Development Committee” or “JDC” means the committee formed pursuant to Section 3.1.
     1.56 “Joint Inventions” has the meaning provided in Section 9.1.
     1.57 “Joint Marketing Committee” or “JMC” means the committee formed pursuant to Section 3.2.
     1.58 “Joint Patents” means all Patents in the Territory that claim or disclose a Joint Invention.
     1.59 “Joint Supply Committee” or “JSC” means the committee formed pursuant to Section 6.1.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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     1.60 “Licensed Know-How” means any and all data, information, documentation, know-how and technology Controlled by Replidyne as of the Effective Date or during the Term that is useful for purposes of the Development Program or necessary or useful for the manufacture of Product (including Drug Substance) anywhere in the world (excluding, with respect to the DAP Know-How, rights in Japan, except to the extent rights in Japan are included in the rights granted to Replidyne under the DAP Agreement), or the commercialization or use of Drug Substance or Product in the Field in the Territory, including, without limitation, the DAP Know-How and the Bayer Know-How, but excluding the Licensed Patents and the Joint Patents.
     1.61 “Licensed Patents” means the Replidyne Patents, the Ciba-Geigy Patents and the DAP Patents.
     1.62 “Licensed Technology” means the Licensed Patents and Licensed Know-How.
     1.63 “Losses” has the meaning provided in Section 13.1.
     1.64 “Manufacturing Technology” means all information and documentation necessary or advisable to enable Replidyne or its designee to manufacture Drug Substance, including without limitation, NISSO’s standard operating procedures, NISSO’s Improvements, and the Drug Master File sections relevant to chemical manufacturing, testing and release, Sensitive Manufacturing Information, and all updates thereto.
          (a) “NISSO’s Improvements” means all information, documents and tangible and intangible materials which result from or are related to the performance by NISSO of the services contemplated by the API Supply Agreement (including, without limitation, data, test results, measurements, quantitative and qualitative analyses, processes, samples, inventions, discoveries, improvements, intellectual property, derivative works, technology and/or any other work product, whether patentable or not) developed under the API Supply Agreement by NISSO or on behalf of NISSO by any of its representatives relating to the Drug Substance or the Products.
          (b) “Drug Master File” means the drug master file, as defined in 21 CFR Section 314.420 or successor provision, filed with the FDA with respect to the Drug Substance, which permits NISSO to authorize others to rely on the information in such file to support an NDA for the Products.
          (c) “Sensitive Manufacturing Information” means the confidential manufacturing information that is included in the Drug Master File.
     1.65 “Marketing and Sample Expense” means, generally, the external, out-of-pocket costs which are incurred by a party or for its account attributable to the marketing of any dosage strength and formulation of the Product in the Territory, including, without limitation, the sum of Advertising, Consumer and Physician Promotion, Education, Market and Consumer Research, Phase IV Programs, Promotional Management and Trade Promotion Expenses, each of which is specified below. To the extent multiple products are involved and some of such products are not Product, then such expenses will be allocated on a pro rata basis based upon net sales of each respective product by such party during the most recent Calendar Quarter. The costs of activities

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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which promote a party’s business as a whole without being product specific (such as corporate image advertising) are specifically excluded from Marketing and Sample Expense.
          (a) “Advertising” means all media costs associated with advertising the Product in the Territory including, but not limited to the following: production expense/artwork including set up; design and art work for an advertisement; advertising agency fees; the cost of securing print space, air time and the like in newspapers, magazines, trade journals, television, radio, billboards and other media.
          (b) “Consumer and Physician Promotion” means the expenses associated with programs to promote the Product in the Territory directly to the prescriber or end user, including, but not limited to, expenses associated with promoting products directly to the professional community such as professional samples (including Cost of Goods of samples), professional literature, promotional material costs, patient aids and detailing aids.
          (c) “Education” means expenses associated with professional education with respect to the Product in the Territory through any means not covered under subsections (a) and (b) above, including, but not limited to, articles appearing in journals, newspapers, magazines or other media; seminars, lunch and dinner programs, CME programs and professional society programs, scientific exhibits, and conventions; and symposia, advisory boards and opinion leader development activities.
          (d) “Market and Consumer Research” means payments to Third Parties related to conducting and monitoring professional and consumer appraisals of existing, new or proposed Product in the Territory, such as market share services (e.g., IMS data), special research testing, focus groups, as well as qualitative and quantitative research studies.
          (e) “Phase IV Programs” means payments to Third Parties and the directly allocable internal costs of a party (including directly related overhead but not corporate or general overhead) for functions (such as data collection and analysis) that a party performs internally on a reasonably cost-effective basis compared to Third Party costs for such functions, in each case for Phase IV marketing studies of the Product in the Territory, including, but not limited to, the cost of clinical grants and the cost of clinical research organizations.
          (f) “Promotional Management” means payments to Third Parties for development or management of marketing or promotional strategies, planning and programs for the Product in the Territory, including, but not limited to, costs associated with developing overall sales and marketing strategies (e.g., product line or customer segment), and planning and programs for the Product in the Territory, including, but not limited to, launch sales force meetings, promotional meetings, other meetings scheduled solely for the Product (but not periodic sales force meetings of a party), conventions and seminars. In addition, payments to Third Parties in connection with Trademark selection, filing, prosecution and enforcement in the Territory are included in this category.
          (g) “Trade Promotion” means the allowances given to retailers, brokers, distributors, hospital buying groups and similar groups for purchasing, promoting, and distribution of the Product in the Territory, including, but not limited to, purchasing, advertising,

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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new distribution, and display allowances as well as free goods, wholesale allowances and reasonable field sales samples (to the extent not already deducted in the calculation of Net Sales).
     1.66 “Marketing Expense Ratio” has the meaning set forth in Section 5.3(e).
     1.67 “Marketing Plan” means the annual marketing and commercial plan for the Product in the Field in the Territory that includes the related budget for Marketing and Sample Expense, as the same is from time to time in effect in accordance with the terms hereof.
     1.68 “NDA” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq.) and all amendments and supplements thereto filed with the FDA, including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining approval to market such pharmaceutical product in the United States.
     1.69 “NDA Acceptance” means the submission of a NDA for Product to the FDA and filing of such NDA by the FDA.
     1.70 “NDA Approval” means the issuance by the FDA of an action letter indicating that an NDA for Product is approved. For avoidance of doubt, NDA Approval does not mean that the FDA issues an action letter indicating that an NDA for Product is approvable.
     1.71 “Net Sales” means, for the applicable period, the gross amount invoiced for sales or other transfers of the Products (including, for purposes of Section 7.5, any generic Product) by Forest and its Affiliates and permitted sublicensees to Third Parties that are not Affiliates or permitted sublicensees of Forest (and to any Affiliate or sublicensee of Forest if such Affiliate or sublicensee is the final user of and does not further sell such Product, in which case the amount billed therefor shall be deemed to be the amount that would be billed to an independent Third Party in an arm’s length transaction), less the following items as allocable to such Products, all as recorded in accordance with US GAAP and in a manner consistent with Forest’s revenue recognition policies from the sale of pharmaceutical products consistently applied:
          (a) trade discounts, credits or allowances, including without limitation, discounts provided by means of chargebacks, rebates and administrative fees charged by customers or health care organizations determined based upon sales;
          (b) credits or allowances additionally granted upon returns, rejections or recalls (except where any such recall arises out of Forest’s or its Affiliate’s gross negligence, willful misconduct or fraud);
          (c) freight, shipping and insurance charges;
          (d) taxes, duties or other governmental tariffs (other than income taxes); and
          (e) rebates, discounts or other payments on sales of Product that are mandated by the government.
     In the case of the Combination Products, the Net Sales shall be calculated by multiplying actual Net Sales of the Combination Product (calculated as if such Combination Product did not

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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contain other therapeutically active ingredients) by the fraction A/(A+B) where A is the invoice price of a Product containing only Drug Substance, if sold separately, and B is the total invoice price of the other active ingredient or ingredients in the combination, if sold separately. If the other active ingredient or ingredients in the Combination Product are not sold separately in the Territory, Net Sales shall be calculated by multiplying actual Net Sales thereof by the fraction A/C where A is the invoice price of a Product containing only Drug Substance, if sold separately, and C is the invoice price of the Combination Product.
     If the Product containing only Drug Substance is not sold separately in the Territory, the parties shall, in good faith, negotiate and agree upon how to calculate the Net Sales on sales of the Combination Product, with a view to achieving to the greatest extent possible the economic balance and mutual understanding established between the parties for calculation of Net Sales on the Combination Product as reflected in this section.
     1.72 “NISSO” means Nippon Soda Co., Ltd., which is the contract manufacturer of the Drug Substance for Replidyne as of the Effective Date.
     1.73 “Oral Suspension” means a finished pharmaceutical preparation containing the Drug Substance as an active ingredient, consisting of a dosage formulation of the Drug Substance suspended in a liquid for delivery by mouth.
     1.74 “Patents” means: (a) an unexpired patent which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof; and (b) pending patent applications, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof.
     1.75 “Pediatrician” means a physician specializing in the development, care, and treatment of children from birth through adolescence and board certified in pediatrics.
     1.76 “Pediatrician Promotion Option” has the meaning set forth in Section 5.5.
     1.77 “Pediatrician Promotion Rights” has the meaning set forth in Section 5.5, as further described in Schedule 5.5.
     1.78 “Phase 2 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 2 study as defined in 21 C.F.R. 312.21(b) (or its successor regulation).
     1.79 “Phase 3 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 C.F.R. 312.21(c) (or its successor regulation).
     1.80 “Pre-Launch Period” means, with respect to a Product, the twelve (12) month period preceding the anticipated Detailing Commencement Date for such Product.
     1.81 “Primary Care Physician” or “PCP” means a physician, such as a general practitioner or internist, chosen by an individual to serve as his or her health-care professional

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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and capable of handling a variety of health-related problems, of keeping a medical history and medical records on the individual, and of referring the person to Specialists as needed.
     1.82 “Product” means a finished pharmaceutical preparation containing the Drug Substance as an active ingredient, in any dosage or formulation, including but not limited to a Tablet or an Oral Suspension.
     1.83 “Replidyne Indemnitee” has the meaning provided in Section 13.2.
     1.84 “Replidyne Inventions” has the meaning provided in Section 9.1.
     1.85 “Replidyne Patents” means all Patents Controlled by Replidyne as of the Effective Date or during the Term that are useful for purposes of the Development Program or necessary or useful for the manufacture of Product (including Drug Substance) anywhere in the world, or the commercialization or use of Drug Substance or Product in the Field in the Territory, including, without limitation, any Patents that claim or disclose any Replidyne Invention, but excluding the Ciba-Geigy Patents, the DAP Patents and the Joint Patents.
     1.86 “Replidyne Pediatrician Sales Force” means those members of Replidyne’s sales force (subject to the provisions of Section 2.4(b) of Schedule 5.5, whether Replidyne employees, contractors or agents), who promote Product to Pediatricians in the Territory pursuant to Replidyne’s exercise of the Pediatrician Promotion Option, together with field-based sales managerial personnel having direct and sole responsibility for the management of such sales force.
     1.87 “Replidyne Specialist Promotion Period” means the period beginning on the Detailing Commencement Date and ending on the last day of the fifth (5th) Detailing Year, unless extended by mutual agreement of the parties or sooner terminated in accordance with the terms of this Agreement.
     1.88 “Replidyne Specialty Sales Force” means those members of Replidyne’s sales force (subject to the provisions of Section 5.4(a), whether Replidyne employees, contractors or agents), who promote Product to Target Specialists in the Field in the Territory pursuant to Section 5.2, together with field-based sales managerial personnel having direct and sole responsibility for the management of such sales force.
     1.89 “Royalty Payments” shall have the meaning provided in Section 7.5(a).
     1.90 “Royalty Term” means, in the case of any Product in the Territory (on a Product-by-Product basis), the period of time commencing on the First Commercial Sale of such Product in the Territory and, subject to the provisions of Section 7.5, ending upon the later of: (a) the expiration of the last to expire valid claim of the Licensed Patents, Forest Patents or Joint Patents claiming the manufacture, use or sale of such Product in the Territory, including any period of extended commercial exclusivity for the Product granted under any such Licensed Patent, Forest Patent or Joint Patent or under any other laws or regulations in the Territory, (b) the commercial introduction by a Third Party of a Generic Equivalent to such Product in the Territory; and (c) twelve (12) years after the date of First Commercial Sale of such Product in the Territory.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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     1.91 “Sales Force Expense” means the salaries, bonuses, other cash compensation payments and benefits provided by Replidyne to the Replidyne Specialty Sales Force, together with direct out-of-pocket expenses of Replidyne in utilizing the Replidyne Specialty Sales Force in the Detailing of the Product (such as automobile, travel and lodging, equipment and other support costs) recognized and recorded in accordance with US GAAP. In addition, “Sales Force Expense” shall include out-of-pocket costs of activities in support of the Replidyne Specialist Sales Force (for example, training and technology support services), provided that Replidyne shall first consult with Forest to determine whether such support services may be provided by Forest (in which case Forest shall have the option to provide such services and Replidyne shall utilize such services if so provided by Forest) and to the extent not so available from Forest, such costs shall only be included in Sales Force Expense to the extent such costs do not exceed the incremental costs Forest would have incurred in providing such services to its own sales force. Promptly following the Effective Date, the JMC will develop a mutually agreed protocol consistent with this definition to more specifically identify and standardize the components of Sales Force Expense to facilitate the reimbursement of such expense as contemplated by this Agreement.
     1.92 “Specialists” means physicians whose practices are limited to treating a specific disease, specific parts of the body, a specific age group or specific procedures, who are potential prescribers of the Products.
     1.93 “Standstill Period” has the meaning provided in Section 15.1.
     1.94 “Supply Transition” means the period of time, commencing on the Effective Date, during which the parties shall transition responsibility from Replidyne to Forest under the API Supply Agreement and Replidyne’s other agreements with Third Party contract manufacturers for the Product.
     1.95 “Tablet” means a finished pharmaceutical preparation containing the Drug Substance as an active ingredient, consisting of a solid dosage formulation for delivery by mouth intended to be swallowed whole and to dissolve in the gastrointestinal tract.
     1.96 “Target Specialists” means infectious disease specialists, otolaryngologists, and such other Specialists (other than Pediatricians) as to which the JMC may agree warrant Detailing of the Product.
     1.97 “Term” has the meaning provided in Section 12.1.
     1.98 “Territory” means the United States of America, and its territories and possessions, including Puerto Rico irrespective of political status.
     1.99 “Third Party” means any entity other than Replidyne or Forest or an Affiliate of Replidyne or Forest.
     1.100 “Trademark” means any trade names or trademarks for the Product that are selected for use in the marketing and promotion of the Product in the Territory in accordance with the terms hereof (but not including trademarks or trade names of general use in a party’s

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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business and not specifically related to the Product).
     1.101 “US GAAP” means generally recognized accounting principles in the United States of America.
     1.102 “Wyeth” means Wyeth-Ayerst, a prior licensee of the DAP Know-How and DAP Patents pursuant to a license agreement with Suntory Ltd., Tokyo, Japan, a predecessor in interest to DAP, dated May 27, 1992, which was terminated March 22, 1996.
2. Licenses
     2.1 License Grants. Subject to the terms and conditions of this Agreement, Replidyne hereby grants to Forest during the Term:
          (a) a co-exclusive license (or sublicense, as the case may be) under the Licensed Technology, with the right to sublicense to Affiliates under Section 2.2, to conduct development of Product in the Field in the Territory pursuant to the Development Plan;
          (b) an exclusive license (or sublicense, as the case may be) under the Licensed Technology, with the right to sublicense to Affiliates under Section 2.2, to make and have made anywhere in the world, excluding Japan (except to the extent rights in Japan are included in the rights granted to Replidyne under the DAP Agreement), Product for the Territory from Drug Substance supplied by a Third Party approved by Replidyne;
          (c) a co-exclusive license (or sublicense, as the case may be) under the Licensed Technology, with the right to sublicense under Section 2.2, to use, market and promote Product in the Field in the Territory;
          (d) an exclusive license (or sublicense, as the case may be) under the Licensed Technology, with the right to sublicense under Section 2.2, to sell, offer for sale and import Product in the Field in the Territory; and
          (e) a co-exclusive license (or sublicense, as the case may be) with the right to sublicense under Section 2.2, to use and display the Trademarks and the DAP Logogram in connection with the promotion, marketing and commercialization of Product in the Field in the Territory.
     The licenses (or sublicenses, as the case may be) granted in Section 2.1(a), (c) and (e) shall be co-exclusive with Replidyne, meaning that Forest and Replidyne will share such rights, on an exclusive basis as to Third Parties, with respect to Products in the Territory as set forth in this Agreement. The licenses (or sublicenses, as the case may be) granted in Section 2.1(b) and (d) shall be exclusive, meaning that such rights with respect to Products in the Territory are exclusive, even as to Replidyne, its Affiliates and any Third Parties, but subject to the rights of Replidyne as set forth in this Agreement.
     In addition, in the event the launch of a Generic Equivalent to a Product (on a Product-by-Product basis) by a Third Party [ *** ] in the Territory, based upon objective evidence shared, discussed and agreed to by the parties, and provided that the launch of a generic Product by

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Forest or its Affiliates or sublicensees has not [ *** ], the licenses granted to Forest pursuant to this Agreement shall be deemed to include the sale and distribution by Forest of such Product as a generic Product subject to Section 7.5. For purpose of this Agreement, references to “generic Product” means a product having the same active ingredient(s), dosage form, route of administration and strength as the Product, but is sold by Forest without use of the Trademark [ *** ] in a manner typical of the generic industry.
     Forest shall not exercise the foregoing license if it appears that the Generic Equivalent will be sold before [ *** ] in the Territory and such Generic Equivalent [ *** ], and any of Forest, Replidyne or DAP [ *** ]. However, Forest or its Affiliates or sublicensees may nevertheless exercise the foregoing license if, [ *** ]. If sales of the Generic Equivalent terminate for any reason, then Forest will promptly cease the sale and distribution of its generic Product or, to the extent to do so would be prohibited by law or would violate best industry practices, cease the active promotion for sale of the generic Product.
     2.2 Sublicenses. Forest shall have the right to grant sublicenses of the rights granted to it under this Agreement (a) to its Affiliates upon prior written notice to Replidyne and (b) to Third Parties with the prior written consent of Replidyne in its sole discretion, and Forest shall have no other right to sublicense. Sublicenses granted by Forest to its Affiliates under this Agreement shall not permit the further grant of sublicenses unless agreed to in writing by Replidyne in its sole discretion. Any sublicense granted by Forest under this Agreement shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. Forest shall remain fully responsible for the conduct of its Affiliates and Third Party sublicensees under the terms of this Agreement, including any breach of the terms hereof by such Affiliates or sublicensees, and any action or inaction by such Affiliate or Third Party sublicensee shall be considered the action or inaction of Forest under this Agreement (including, without limitation, for purposes of the definition of Net Sales). In the event of a material default by an Affiliate or Third Party under a sublicense agreement with Forest, Forest will inform Replidyne and take such action as necessary or appropriate to cure such default.
     2.3 Grant to Replidyne by Forest. Subject to the terms and conditions of this Agreement, Forest hereby grants to Replidyne and its Affiliates, during the Term, (a) a non-exclusive, worldwide, [ *** ] license under the Forest Technology to: (i) perform Replidyne’s obligations under the Development Plan (with no right to sublicense); and (ii) to develop, make, have made, use, sell, offer for sale and import the Product outside the Territory (with the right to sublicense to the extent and during any period that Replidyne has the necessary licenses from DAP with respect to territories outside the Territory); and (b) a fully paid, royalty-free license under the Forest Technology, with the right to sublicense only to Affiliates of Replidyne, to use, market and promote the Product in the Field in the Territory in accordance with Replidyne’s promotion rights and obligations under this Agreement. Notwithstanding the preceding, in the event that Replidyne receives compensation from DAP (or any successor-in-interest to DAP’s rights under the DAP Agreement, but excluding any Third Party licensees or sublicensees of Replidyne under such rights) with respect to Forest Technology developed during the Term and licensed under Section 2.3(a)(ii) and in furtherance of the objectives of this Agreement, Replidyne shall pay Forest [ *** ] percent ([ *** ]%) of such compensation in such forms and at such times as paid by DAP.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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     2.4 Related Compounds. If a party proposes to develop or acquire rights to any analogs, homologues, derivatives, salts, metabolites, esters, isomers, enantiomers, polymorphs or pro-drugs of Drug Substance during the Term, the parties agree to work together with regard to such activities and shall discuss and agree upon matters regarding intellectual property rights and payment for costs prior to the development or acquisition of the foregoing. Any rights developed or acquired by a party during the Term as to any analogs, homologues, derivatives, salts, metabolites, esters, isomers, enantiomers, polymorphs or pro-drugs of Drug Substance shall be included in the definition of Drug Substance and shall be deemed governed by and subject to the terms and conditions hereof (i.e., irrespective of which party acquires such rights, all intellectual property rights relating thereto shall be deemed included in Licensed Technology licensed to Forest pursuant to Section 2.1 or in Forest Technology licensed to Replidyne pursuant to Section 2.3, and any finished pharmaceutical product containing such compound shall be deemed a “Product” for all purposes of this Agreement). No such product shall be commercialized in the Territory during the term without the mutual agreement of the parties.
     2.5 Trademark and Trade Dress Matters.
          (a) Sale under Trademarks. In the Territory, Forest and its Affiliates will sell Products exclusively under the Trademark in accordance with the terms and conditions set forth in this Agreement. The Trademark has been selected by Replidyne and submitted to the FDA prior the Effective Date. If the FDA does not approve the use of such submitted Trademark or if either party determines to use an alternate Trademark in the Territory, the parties shall select by mutual agreement an alternate Trademark for use with the Product. The Trademark shall be owned by Replidyne, subject to the license granted to Forest herein.
          (b) Use of Names and Logos on Product and Related Materials. Subject to Applicable Laws, all packaging and labels and all sales, advertising and promotional literature and other materials used in connection with Products in the Territory shall indicate that the Product is sold under license from Replidyne and shall bear the names and logos of both Replidyne and Forest. As used in this Agreement, “labels” or “labeling” means labels and other written, printed or graphic matter, including without limitation artwork upon the Products or any container utilized with the Products, and “packaging” means containers, cartons, shipping cases, package inserts or other similar material used in packing or accompanying the Products. The place and manner of use of the names and logos of Replidyne and Forest shall be determined by Forest in consultation with Replidyne, but in any event shall be of equal size and prominence.
          (c) Use of DAP Name and DAP Logogram. Subject to Applicable Laws and provided that there is adequate space, Forest and its Affiliates shall specify on certain packaging and labels used in connection with Products, as mutually agreed (but not including any sales, advertising or promotional literature or other materials), that Products are manufactured and sold under a license from Daiichi Asubio Pharmaceutical, Inc., Tokyo Japan, and Forest and its Affiliates shall use on Products and certain of their labels, packaging, literature, advertising and other printed materials as mutually agreed the DAP Logogram. The place and manner of such information and DAP Logogram shall be subject to agreement with DAP, such approval not to be withheld if such information and DAP Logogram are used in accordance with DAP’s normal practices.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (d) Trademark Use. The manner of use of the Trademarks shall be subject to periodic review by the JMC. Forest shall not use the Trademarks in a way that would diminish their value, and Forest shall not use a trademark confusingly similar to one of the Trademarks with any of its other products or use the Trademarks in combination with Forest’s other trademarks in a manner which would create combination marks. Forest shall comply with reasonable policies for usage of Trademarks, as approved by the JMC from time to time. Replidyne shall utilize the Trademarks within the Territory only in accordance with this Agreement. Replidyne may utilize the Trademarks outside the Territory, except that, if there is a reasonable likelihood of a negative impact from parallel imports of Product (or corresponding Generic Equivalents) using the Trademark from outside the Territory into the Territory, then Replidyne may utilize such Trademark outside the Territory only with Forest’s prior written approval, which shall not be unreasonably withheld or delayed in light of Replidyne’s proposals to address such negative impact from parallel imports. If Forest reasonably withholds its approval of the use of the Trademark outside the Territory, Replidyne shall not authorize the use of the Trademark by DAP outside the Territory. If DAP nevertheless uses the Trademark outside the Territory, Replidyne shall be responsible, in its sole discretion, to enforce its rights with respect to the Trademark under the DAP Agreement. Replidyne shall hold Forest harmless from any direct damages incurred by Forest as a result of parallel imports of Product attributable to DAP’s un-authorized use of the Trademark outside the Territory or as a result of other actions taken by DAP directly resulting from Replidyne’s refusal to permit DAP to use the Trademark outside the Territory, subject to Section 10.5.
     2.6 Sales Outside the Territory. To the extent not otherwise prohibited by law, neither Forest nor its Affiliates or permitted sublicensees shall sell Product to customers outside the Territory or to any Third Party in the Territory that Forest has reasonable grounds to believe are likely to export Product outside the Territory. If Forest becomes aware that a Third Party in the Territory is exporting Products acquired from Forest to a country outside the Territory, then Forest shall use Commercially Reasonable Efforts within its legal rights and the remedies afforded by Applicable Laws to deter such Third Party from continuing such exportation, including, without limitation by ceasing or limiting the supply of Product to such Third Party. All inquiries or orders received by Forest for Products to be delivered outside of the Territory shall be referred to Replidyne. To the extent not otherwise prohibited by law, neither Replidyne nor its Affiliates or licensees will sell Product to customers inside the Territory or to any Third Party that Replidyne has reasonable grounds to believe are likely to import Product into the Territory. If Replidyne becomes aware that a Third Party outside the Territory is exporting Product acquired from Replidyne or any Affiliate or licensee to a country within the Territory, then Replidyne shall use Commercially Reasonable Efforts within its legal rights and the remedies afforded by Applicable Laws to deter such Third Party from continuing such exportation, including, without limitation, by ceasing or limiting the supply of Product to such Third Party. All inquiries or orders received by Replidyne for Products to be distributed within the Territory shall be referred to Forest.
     2.7 Retained Rights; No Implied Licenses. For avoidance of doubt, the licenses granted in Section 2.1 shall not in any way be interpreted as granting Forest a license to manufacture or have manufactured Drug Substance or to sell the Drug Substance, except to the extent included in rights granted to Replidyne under the DAP Agreement, the API Supply

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Agreement or otherwise included in the Licensed Patents and Licensed Know-How. Replidyne hereby expressly reserves the right to practice, and to grant licenses under, the Licensed Patents, the Joint Patents and the Licensed Know-How for any and all purposes except to the extent that Forest has been granted a license under Section 2.1 and reserves such rights to practice intellectual property rights, including the Manufacturing Technology, to which it may obtain a license under the API Supply Agreement except to the extent that Forest may be granted a license under Section 6.5. No right or license under any Patents or other intellectual property rights of either party is granted or shall be granted by implication to the other, and each party agrees not to practice any Patents or other intellectual property rights of the other party except pursuant to the licenses expressly granted in this Agreement or any other written agreement between the parties. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.
3. Collaboration Governance
     3.1 Joint Development Committee.
          (a) Formation. Promptly after the Effective Date, the parties will form a Joint Development Committee (the “JDC”) comprised of three (3) representatives of each of Forest and Replidyne. One (1) member of the JDC shall be selected to act as the chairperson of the JDC, with each chairperson acting for a term of twelve (12) months. The chairperson shall be selected alternately by Replidyne and Forest, and Replidyne shall designate the first chairperson. The JDC shall meet at least four (4) times per year or at such greater frequency as the JDC agrees. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the parties (except that at least two (2) of such meetings per year shall be conducted in person), and the parties shall agree upon the time of meetings. Within thirty (30) days after each meeting, the JDC chairperson will prepare and distribute to the other members of the JDC for review and comment reasonably detailed minutes of such meeting, which will be approved as the first order of business at the immediately succeeding JDC meeting. Subject to prior coordination with the other party, a reasonable number of additional representatives of a party may attend meetings of the JDC in a non-voting capacity, consistent with the agendas and purposes for such meetings.
          (b) Responsibilities. The JDC shall oversee and manage the development (including clinical and non-clinical activities) and regulatory approval of the Product in the Field in the Territory. In addition to its general responsibilities, the JDC shall in particular:
               (i) encourage and facilitate communication between the parties with respect to the Development Program;
               (ii) establish, update, amend, review and approve the Development Plan for accomplishing the goals of the Development Program;
               (iii) oversee development and regulatory strategies for Products;
               (iv) monitor progress of the Development Program and each party’s diligence in carrying out its responsibilities thereunder; and

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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               (v) carry out the other duties and responsibilities described for it in this Agreement.
          (c) JDC Decision-Making. Decisions of the JDC shall be made by unanimous vote, with the Replidyne members collectively having one (1) vote and the Forest members collectively having one (1) vote. No vote of the JDC may be taken unless at least two (2) of each party’s representatives on the JDC are present to vote. If the JDC is unable to reach a unanimous vote on any matter, then the matter shall be referred to the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest’s corporate parent, Forest Laboratories, Inc. (“Forest Parent”) for further discussion and resolution. These individuals shall as soon as practicable attempt in good faith to resolve the matter and thereby make the decision on behalf of the JDC. These individuals may obtain the advice of other employees or consultants as they deem necessary or advisable in order to make the decision.
          (d) Limits on Authority. The JDC will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a party’s rights or obligations under this Agreement.
     3.2 Joint Marketing Committee.
          (a) Formation. Promptly after the Effective Date, the parties will form a Joint Marketing Committee (the “JMC”) comprised of three (3) representatives of each of Forest and Replidyne. The chairperson of the JMC shall be selected by Forest. The JMC shall meet at least four (4) times per year or at such greater frequency as the JMC agrees. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the parties (except that at least two (2) of such meetings per year shall be conducted in person), and the parties shall agree upon the time of meetings. Within thirty (30) days after each meeting, the JMC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the parties’ activities under the Marketing Plan, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues. Subject to prior coordination with the other party, a reasonable number of additional representatives of a party may attend meetings of the JMC in a non-voting capacity, consistent with the agendas and purposes for such meetings. Each party shall make available personnel having responsibility for Product development for consultation with or membership on the JMC at such times and to the extent the JMC is considering issues relating to Phase IV or other clinical trials of the Product.
          (b) Responsibilities. The JMC shall oversee and manage the commercialization strategy for Products in the Field in the Territory. In addition to its general responsibilities, the JMC shall in particular:
               (i) review and approve the Marketing Plan, including, without limitation, the portions relating to marketing to Target Specialists and Pediatricians, and amendments and updates thereto;
               (ii) develop strategies for conducting Phase IV clinical trials of Products following the initial NDA Approval to support marketing the Product;

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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               (iii) coordinate the parties selling activities among Primary Care Physicians and Specialists, including Target Specialists and Pediatricians; and
               (iv) carry out the other duties and responsibilities described for it in this Agreement.
          (c) JMC Decision Making. Decisions of the JMC shall be made by unanimous vote, with the Replidyne members collectively having one (1) vote and the Forest members collectively having one (1) vote. No vote of the JMC may be taken unless at least two (2) of each party’s representatives on the JMC are present to vote. If the JMC is unable to reach a unanimous vote on any matter, including, without limitation, as to the approval or amendment of any Marketing Plan, the matter shall be referred to the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent for further discussion and resolution. These individuals shall as soon as practicable attempt in good faith to resolve the matter and thereby make the decision on behalf of the JMC. These individuals may obtain the advice of other employees or consultants as they deem necessary or advisable in order to make the decision. Except as provided in the following two sentences, if the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent are unable to reach agreement on any such matter, including, without limitation, as to the approval or amendment of any Marketing Plan (including the determination of aggregate Marketing and Sampling Expense and the allocation thereof among the various components of such expense, such as medical education, sales aids, sample expense and journal advertising), the Chief Executive Officer of Forest Parent shall have the final decision-making authority on such matter. If Replidyne is then participating in promotional activities with respect to Target Specialists, the strategic objectives and total funding commitment and allocation thereof for promotional activities directed to Target Specialists to be reflected in the Marketing Plan will be decided as above, however any matter relating to the implementation of the strategic objectives of the Marketing Plan with respect to the promotion of the Product to Target Specialists, including the specific uses of allocated funding, must be resolved by the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent, which resolution must be consistent with the overall marketing strategy determined by the JMC for the Tablets, as reflected in the Marketing Plan. If Replidyne has exercised the Pediatrician Promotion Option and is then participating in promotional activities with respect to Pediatricians, then any matter that relates to the pediatric portion of the Marketing Plan (including its approval or amendment, provided, however, that such pediatric portion of the Marketing Plan shall be consistent with the overall Marketing Plan) or its implementation including, without limitation, marketing and Detailing of the Oral Suspension to Pediatricians and non-Pediatricians, must be resolved by the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent.
          (d) Limits on Authority. The JMC will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a party’s rights or obligations under this Agreement.
     3.3 Cost of Goods Committee.
          (a) Formation. Promptly after the Effective Date, the parties will form a Cost of Goods Committee comprised of two (2) representatives of each of Forest and Replidyne, and

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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the CGC will be operative during any period that it appears reasonably likely, based upon objective evidence discussed by the parties, that the Cost of Goods for a period will exceed [ *** ]. The CGC shall oversee matters impacting the Cost of Goods for Products [ *** ]. For example, the CGC shall review financial decisions for each formulation of the Product that relate to: (i) pricing and discounting strategies; (ii) dosing and duration of therapy; and (iii) Drug Substance cost reduction strategies, including hedging of exchange rate risk. The CGC shall meet at least two (2) times per year or at such greater frequency as the CGC agrees. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the parties (except that at least two (2) of such meetings per year shall be conducted in person), and the parties shall agree upon the time of meetings. Within thirty (30) days after each meeting, the CGC chairperson will provide the parties with a written report describing, in reasonable detail, relevant matters pertaining to Cost of Goods, any issues requiring resolution, and the agreed resolution of previously reported issues. Subject to prior coordination with the other party, a reasonable number of additional representatives of a party may attend meetings of the CGC in a non-voting capacity, consistent with the agendas and purposes for such meetings.
          (b) CGC Decision Making. Decisions of the CGC shall be made by unanimous vote, with the Replidyne members collectively having one (1) vote and the Forest members collectively having one (1) vote. No vote of the CGC may be taken unless at least one (1) of each party’s representatives on the CGC is present to vote. If the CGC is unable to reach a unanimous vote on any matter, such matter shall instead be referred to the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent for further discussion and resolution. These individuals shall as soon as practicable attempt in good faith to resolve the matter and thereby make the decision on behalf of the CGC. These individuals may obtain the advice of other employees or consultants as they deem necessary or advisable in order to make the decision. If the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent are unable to reach agreement on any matter, the Chief Executive Officer of Forest Parent shall have the final decision-making authority on such matter.
          (c) Limits on Authority. The CGC will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a party’s rights or obligations under this Agreement.
4. Conduct of the Development Program
     4.1 Development Program Activities. Development and regulatory activities for Products in the Field in the Territory will be conducted as outlined in the Development Plan. For clarification, Phase IV marketing studies are not considered to be development activities. The JDC shall determine on a Calendar Quarter basis the number of FTEs of each party that will work on the Development Program during such Calendar Quarter. Any amendments or revisions to the Development Plan shall be in writing and shall require unanimous approval of the JDC. Each party, as applicable, will use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the activities set forth in the Development Plan, in each case in compliance with the terms of this Agreement and Applicable Laws. If a party proposes development activities for Products in the Field in the Territory, but the JDC does not reach agreement to include such development activities in the Development Plan, the parties will discuss and agree whether one party can proceed with such development activities at its own

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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expense and, if so, on what terms the results of such development activities would be made available to the other party by the party that conducts such development activities.
     4.2 Oral Suspension Development. As a specific activity under the Development Program, the parties will collaborate to complete development of an Oral Suspension, with the goal of maximizing efficiency and controlling Development Costs by utilizing the expertise and existing resources of each of the parties. The JDC shall allocate tasks between the parties and to Third Parties based on the availability of expertise to conduct development activities cost effectively. The allocation of each party’s responsibilities shall be set forth in the Development Plan.
     4.3 Technology and Information Transfer. Commencing promptly after the Effective Date and from time to time thereafter during the Term, Replidyne shall disclose to Forest such Licensed Technology in Replidyne’s possession as is reasonably necessary or useful to enable Forest to exercise fully the licenses granted to Forest under Article 2. Commencing promptly after the Effective Date and from time to time thereafter during the Term, Forest will disclose to Replidyne such Forest Technology in Forest’s possession as is reasonably necessary or useful to enable Replidyne to perform its Development Program activities hereunder in accordance with the Development Plan and otherwise to exercise fully the licenses granted to Replidyne under Article 2 hereof. Each party will, at no cost or expense to the other party, provide such other party with copies of or access to any and all Development Information generated or otherwise obtained in the development of Products as provided in this Section 4.3, all of which Development Information may be used and referenced by or on behalf of Forest in the development, manufacture and/or commercialization of Product in the Field in the Territory in accordance with the terms of this Agreement and by or on behalf of Replidyne in the performance by Replidyne of the development and commercialization activities with respect to the Product in the Field in the Territory in accordance with the terms of this Agreement and (including, as appropriate and, without limitation, by DAP) in the development, manufacture and/or commercialization of Product in the Field outside the Territory, including, without limitation, in the preparation, submission, filing, prosecution and maintenance of regulatory approvals in the applicable territory. Moreover, upon reasonable written notice from a party, the other party will provide regulatory authorities with access to any Development Information for inspection and/or review as may be required under Applicable Law.
     4.4 Clinical Supply. The parties will utilize Replidyne’s Product facility for Development Program purposes (e.g., Oral Suspension and Tablet formulation development) unless and until alternative facilities are available, with the costs incurred for such activity treated as Development Costs. Costs of manufacture and supply of Drug Substance and Product for development activities, including clinical trials, shall be treated as a Development Cost. Subject to the foregoing, the JSC (or if the JSC no longer exists, the party that is in charge of supply) shall be responsible for arranging for the supply of Drug Substance necessary for producing required clinical quantities of Product. Responsibility for packaging and labeling of clinical quantities of Product shall be assigned in the Development Plan.
     4.5 Development Reports. Each party shall keep the other party fully informed as to all discoveries and technical developments (including, without limitation, any Inventions) made in the course of performing activities under the Development Program. In particular, each party

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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shall prepare, and distribute to all members of the JDC no later than ten (10) days prior to the next JDC meeting, such report as the JDC may request setting forth such information regarding the results and progress of performance of the Development Program. Nothing herein shall require a party to disclose information received from or generated for a Third Party that remains subject to bona fide confidentiality obligations to such Third Party; provided that neither party shall undertake any such confidentiality obligations in favor of Third Parties to the extent such obligations could reasonably be expected to prevent the sharing of information necessary or useful for the efficient conduct of the Development Program.
     4.6 Development Costs.
          (a) Allocation of Costs. Replidyne will bear [ *** ] percent ([ *** ]%) and Forest will bear [ *** ] percent ([ *** ]%) of the Development Costs incurred by the parties under the Development Plan, including without limitation Development Costs incurred for clinical development necessary to support NDAs for a Tablet in a 600 mg dosage and an Oral Suspension.
          (b) Reports and Payments. Each party shall report to the other party within thirty (30) days after the end of each Calendar Quarter the Development Costs incurred by such party during such Calendar Quarter. Such report shall specify in reasonable detail all amounts included in such Development Costs during such Calendar Quarter (broken down by activity) and shall be accompanied by invoices or other appropriate supporting documentation for any payments made by such party to Third Parties that individually exceed fifty thousand dollars ($50,000) or as may be determined by the JDC. Within forty five (45) days after the end of each Calendar Quarter, the party that has paid less than its share of such Development Costs as provided in Section 4.6(a) shall make a reconciling payment to the other party to achieve the appropriate allocation of Development Costs provided in Section 4.6(a). Each such report shall enable the receiving party to compare the reported Development Costs against the Development Plan, on both a quarterly basis and a cumulative basis for each activity. The parties shall seek to resolve any questions related to such accounting statements within fifteen (15) days following receipt by each party of the other party’s report hereunder.
     4.7 Registration Activities. Regulatory strategy for the Product and all decision-making with respect thereto shall be determined by the JDC. Prior to the Effective Date, Replidyne has prepared and submitted to the FDA a NDA for a Tablet in a 300 mg dosage. Replidyne and Forest will collaborate to develop and prepare for submission any supplemental NDAs or additional NDAs for the Products, with the specific responsibilities of each party’s personnel to be assigned by the JDC based on the availability of expertise and resources within each party’s organization. Replidyne shall hold the NDA for the Tablet and any subsequent supplemental NDAs for the Tablet until approval of the NDA for the Tablet, at which time Forest will become the holder of such NDA. The IND and NDA for the Oral Suspension will be filed in Replidyne’s name, and Replidyne shall hold the NDA and any subsequent supplemental NDAs for the Oral Suspension until approval of the NDA for the Oral Suspension, at which time Forest will become the holder of such NDA. Irrespective of which party prepares any such NDA or portion thereof, the other party shall be given the opportunity to review and provide comments on any such submission and no such NDA (including any supplemental NDA) shall be submitted for filing to the FDA without the mutual agreement of Forest and Replidyne, such consent not to

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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be unreasonably withheld or delayed. Forest and Replidyne shall keep one another fully informed of the registration process of Product through the Joint Development Committee. Each party shall use Commercially Reasonable Efforts to obtain in a timely manner NDA Approvals for Products.
     4.8 Meetings and Communications with the FDA. As of the date(s) to be mutually agreed by the parties, but in any event within six (6) months after the Effective Date, Forest shall be designated as Replidyne’s agent for purposes of adverse event reporting, sample tracking and submissions and interactions with the FDA’s Division of Drug Marketing, Advertising and Communications with respect to Products in the Territory and shall have the primary responsibility for the associated subject matters. Subject to the provisions of Section 4.7, Replidyne shall be primarily responsible for and have the authority to conduct interactions with the FDA regarding NDA approval matters until transfer of the NDA to Forest, following which Forest shall have such primary contact responsibilities. Irrespective of which party has such primary contact responsibility, the other party shall be notified in advance of any substantive communications with the FDA and shall be afforded the opportunity to participate in such communications. Subject to the preceding sentence, to the extent permitted by the FDA, Replidyne and Forest shall mutually attend all meetings, participate in any oral communications and agree upon any written communications with the FDA relating to Product and labeling discussions with the FDA shall be conducted jointly by Forest and Replidyne.
     4.9 Subcontracts. Each party may perform some of their obligations under the Development Plan through one (1) or more Affiliates or subcontractors; provided that (a) none of the rights of either party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, and (b) the Affiliate or subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information which are substantially the same as those undertaken by the parties pursuant to Article 11 hereof. If a party performs any of its obligations under this Agreement through an Affiliate or subcontractor, then such party will at all times be responsible for the performance and payment of such Affiliate or subcontractor and will actively monitor and supervise the work of such Affiliate or subcontractor. Notwithstanding the foregoing, in the event a party desires to use a subcontractor hereunder, it will first offer the other party the opportunity to provide the affected services utilizing its internal resources to the extent such other party possesses qualified resources to provide such services in a timely and efficient manner and at a cost competitive to the use of Third Party resources.
     4.10 Materials Transfer. In order to facilitate the Development Program, either party may provide to the other party certain biological materials or chemical compounds Controlled by the supplying party (collectively, “Materials”) for use by the other party in furtherance of the Development Program. Except as otherwise provided under this Agreement, all such Materials delivered to the other party will remain the sole property of the supplying party, will be used only in furtherance of the Development Program in accordance with this Agreement, will not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying party, and will be used in compliance with all applicable laws, rules and regulations. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth herein, and provided that the materials shall comply with any certificate of analysis or specifications provided by or on behalf of the supplying party, the Materials are

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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provided “as is” and without any representation or warranty, express or implied, including without limitation any implied warranty of merchantability or of fitness for any particular purpose or any warranty that the use of the Materials will not infringe or violate any patent or other proprietary rights of any third party.
     4.11 Liability. In connection with the conduct of the Development Program, Replidyne will bear [ *** ] and Forest will bear [ *** ] of any liability for personal injury or property damage arising in connection with the conduct of the clinical development activities and the indemnification obligations of the parties set forth in Article 13 with respect to these matters shall be applied in a manner consistent with such allocation of liability; provided, however, that each party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable solely to the negligence or willful misconduct of that party or its Affiliates, and their respective directors, officers, employees and agents.
5. Commercialization
     5.1 Forest General Commercial Responsibilities. Forest or its Affiliate shall be responsible, at its own expense, for the conduct of all promotion, marketing, sampling, pre-launch, launch and sales activities with respect to Products in the Field in the Territory, subject to Replidyne’s promotion, marketing, sampling and sales activities with respect to Products to Target Specialists in the Territory, as more fully described in Section 5.4, and if Replidyne exercises the Pediatrician Promotion Option pursuant to Section 5.5, to Pediatricians in the Territory.
     5.2 Marketing Plans. Within a reasonable period of time after the Effective Date, Forest or its Affiliate shall prepare and submit to the Joint Marketing Committee for review and approval a Marketing Plan. The Marketing Plan for each Detailing Year shall include (a) marketing strategy, (b) sales forecasts, (c) amounts budgeted for expenditures by Forest on Marketing and Sample Expense for the Product in such Detailing Year, (d) a sampling plan with respect to the Product, (e) the aggregate number and monthly or quarterly breakdown of Detailing calls with respect to the Product that are projected in such Detailing Year, including the frequency of Details and the proportion of Details to be provided in first and second positions, and (f) the percentage of the total Detailing calls with respect to the Product to be performed by the Replidyne Specialty Sales Force in such Detailing Year and shall be prepared with input from Replidyne, including specifically, input as to those portions of the Marketing Plan describing activities directed to Target Specialists, which shall be consistent with the overall Marketing Plan for non-Target Specialists. A separate Marketing Plan shall be prepared for each Product subsequently launched, the initial version of which shall be submitted to the JMC for review and approval not later than three (3) months after NDA Acceptance for such Product. The Marketing Plan shall be updated on an annual basis approximately [ *** ] months in advance of the beginning of the next applicable Detailing Year. The JMC shall then discuss and agree upon such updated Marketing Plan within thirty (30) days after submission of such Marketing Plan to the JMC.
     5.3 Diligence.
          (a) Forest shall use Commercially Reasonable Efforts to promote, market and

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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sell Product in the Field in the Territory in accordance with the Marketing Plan.
          (b) The launch of the Tablet in a 300 mg dosage by Forest or its Affiliates in the Territory shall take place within no more than six (6) months following NDA Approval of such Product, including, for this purpose, FDA approval of labeling and product launch promotional materials for such Product (provided that such that such NDA Approval includes approval for use in (i) acute sinusitis and (ii) and one of the following: (A) community acquired pneumonia; or (B) the AECB Indication, unless the JMC determines that seasonality considerations support extending the launch time by up to an additional three (3) months). In addition, Forest’s obligation to launch is subject to having approved dating for the Product of at least eighteen (18) months and having available launch supplies of Product having such dating (it being agreed that Forest shall be required to order Drug Substance when it is commercially reasonable to do so, with the understanding that receipt of an approvable letter from the FDA is not necessary for a determination that it is commercially reasonable to order Drug Substance for such Product supplies).
          (c) Without limiting the generality of the foregoing, Forest agrees that in each of the first [ *** ] sales years following the First Commercial Sale of the first Tablet subject to NDA Approval, Forest (i) will provide at least [ *** ] Details for the Tablet and (ii) will incur at least [ *** ] dollars ($[ *** ]) in Marketing and Sample Expense; provided that if there is any development (including Forest’s launch of the Product with only one approved respiratory indication) that is material and adverse to the market potential for the Tablet or materially and adversely affects the commercial value of Detailing efforts, and such specific commitment is no longer commercially reasonable in light of such development, then the preceding specific commitment shall be reduced to a commercially reasonable level mutually agreed by the parties.
          (d) Following launch of the first Oral Suspension, Commercially Reasonable Efforts with respect to the promotion and marketing of the Product to all audiences in the Territory shall require a significant increase over the level of resources applied to the promotion of the Tablets alone in the preceding year to reflect the additional value of the Oral Suspension. Without limiting the generality of the foregoing, the party responsible for promotional activities directed toward Pediatricians (i.e., Replidyne, if Replidyne has exercised the Pediatrician Promotion Option, and otherwise Forest) shall provide at least [ *** ] Details directed to Pediatricians during each of the first [ *** ] sales years following the First Commercial Sale of the Oral Suspension; provided that if there is any development (including launch of the Oral Suspension without approval of the AOM Indication) that is material and adverse to the market potential for the Oral Suspension or materially and adversely affects the commercial value of Detailing efforts, and such specific commitment is no longer commercially reasonable in light of such development, then the preceding specific commitment shall be reduced to a commercially reasonable level mutually agreed by the parties.
          (e) Irrespective of which party performs Detailing activities directed toward Pediatricians, the Marketing Plan will contain sections describing activities directed to Pediatricians, as well as the marketing of the Oral Suspension to non-Pediatricians, which sections will be consistent with the JMC’s overall marketing strategy for the Product in the Territory and with the overall Marketing Plan. The Marketing Plan shall establish goals for Detailing of the Product to Pediatricians and Detailing of the Oral Suspension to

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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non-Pediatricians for each Detailing Year, including establishing the number and frequency of Details to be provided and the proportion of Details to be provided in first and second positions. In addition, the Marketing Plan for each Detailing Year shall also specify the proportion of Marketing and Sample Expense for efforts directed to Primary Care Physicians and other non-Pediatricians, on the one hand, to Marketing and Sample Expense for efforts directed to Pediatricians, on the other hand (the “Marketing Expense Ratio”), with the JMC allocating Forest’s Marketing and Sample Expense directed to Primary Care Physicians and other non-Pediatricians on a reasonable basis between the Tablet and the Oral Suspension so that such Marketing and Sample Expense related to the Oral Suspension may be used as the Non-Pediatrician Suspension Marketing and Sample Expense, and shall specify minimum marketing contributions to be made by Forest and Replidyne (if Replidyne has exercised the Pediatrician Promotion Option), respectively, based on the Marketing Expense Ratio. In the absence of objective evidence to the contrary, the Marketing Expense Ratio shall assume an equal per physician value of promotion to Pediatricians and non-Pediatricians. In addition, whether or not Replidyne has exercised the Pediatrician Promotion Option, the party performing promotional activities directed to Pediatricians will use Commercially Reasonable Efforts to execute such activities and the diligence requirements of Section 2.3 of Schedule 5.5 shall apply to such promotional activities.
     5.4 Replidyne Commercial Activities for Target Specialists. Forest shall, through Forest Parent, engage Replidyne to perform all marketing and promotion-related activities for the Products directed to Target Specialists. Replidyne will promptly notify Forest at any time that it appears reasonably likely that Replidyne will not be able to substantially achieve required levels of Detailing over any significant period or in any significant area. Following any such notice, the parties will meet and confer in good faith to develop a plan to achieve such required levels of Detailing as promptly as practicable, including through the reallocation of Replidyne personnel, if practicable and without adversely affecting Replidyne’s Detailing efforts, and the utilization of Forest sales force personnel as reasonably required to achieve the required levels of Detailing. Following the development of such plan, Forest shall have the right to call on Target Specialists as provided by the plan, in which case the JMC will coordinate the efforts of each of Forest and Replidyne with respect to the Detailing of Product to Target Specialists by each party. In addition, if (a) Replidyne elects not to provide Details of the Product to certain Target Specialists (e.g., due to a particular geographical location), the Detail Reports indicate that Replidyne’s Detailing has not achieved material Detailing requirements to be performed by Replidyne as targeted by the Marketing Plan (as to number or position of Details) over a significant period or (b) the JMC determines, prior to a formal annual update to the Marketing Plan, that Detailing efforts to Target Physicians in addition to those in the then current Marketing Plan are appropriate and authorizes additional funds, if required (subject to the maximum funding set forth in Section 7.10(c)), to support such additional Detailing efforts to Target Physicians, the parties will meet and confer in the manner set forth above to develop a plan to address the provision of additional Details, which plan will be based on the considerations, and implemented by the parties, as provided above. In any such event requiring the utilization of Forest sales force personnel, the parties will cooperate to transition Detailing efforts to Replidyne as promptly as practicable in light of the need to assure a smooth transition of Detailing activities once Replidyne possesses adequate resources to provide Detailing efforts targeted by the Marketing Plan. During the Replidyne Specialist Promotion Period, Replidyne will use its Commercially

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Reasonable Efforts to provide Detailing to Target Specialists in accordance with the Marketing Plan through the Replidyne Specialty Sales Force.
          (a) Organization of Replidyne Specialty Sales Force. The JMC will determine the number of Target Specialists to be on the call plan, call frequency and other matters necessary to determine the size of the Replidyne Specialty Sales Force. The JMC will also determine what ancillary personnel and activities, if any, are needed to enhance Target Specialist promotional efforts and which are to be: (i) provided by Replidyne at Replidyne’s cost; (ii) provided in-kind by Forest for Replidyne’s use; or (iii) provided by Replidyne but reimbursed by Forest. For purposes of determining the size and geographical distribution of the Replidyne Specialty Sales Force, the call plan will contemplate approximately [ *** ] Target Specialists and a call frequency of an average of [ *** ] Details per Detailing Year; provided that in any event, the Replidyne Specialty Sales Force will be comprised of at least fifty (50) sales representatives, each having a sales territory that allows such sales representative to call upon a reasonable number of Target Specialists within a reasonable geographic area (i.e., without overly-burdensome travel requirements). During the Pre-Launch Period, Replidyne shall use its Commercially Reasonable Efforts to engage and organize the Replidyne Specialty Sales Force. The Replidyne Specialty Sales Force will be organized by Replidyne under the general recommendations and supervision of the JMC as to numbers and qualifications of sales representatives and field-based sales managerial personnel and the timing of hiring in light of the then-current Marketing Plan. Such sales representatives shall have qualification and experience at least comparable to Forest’s sales representatives and shall be entitled to incentive compensation with respect to the marketing of the Product on a basis not materially less favorable to the Product than provided by Forest to its sales representatives. During the Initial Period, the Replidyne Specialty Sales Force may be comprised of personnel provided by a contract sales organization; provided that at the end of the first [ *** ] of the Initial Period, the JMC shall determine whether:
               (i) the Replidyne Specialty Sales Force has delivered [ *** ] percent ([ *** ]%) of the Details set forth in the Marketing Plan for that time period;
               (ii) at least [ *** ] percent ([ *** ]%) of the Details performed by Replidyne Specialty Sales Force during that time period were delivered to Target Specialists on the call panel and with the frequency and Detail position established by the JMC; and
               (iii) the performance by the Replidyne Specialty Sales Force meets the metrics previously established by the JMC to be measured in an ImpactRX report obtained at the [ *** ] benchmark point.
     If the Replidyne Specialty Sales Force fails to meet the foregoing requirements, Replidyne will provide written notice to Forest within [ *** ] of such determination by the JMC, indicating whether Replidyne will (A) transition to a sales force comprised of personnel who are full-time employees of Replidyne and coordinate Detailing to Target Specialists together with Forest’s sales representatives pending the achievement of a full-time employee trained and qualified sales force or (B) terminate its promotional efforts with respect to Target Specialists, in each case over the course of the [ *** ] month period immediately following such notice.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (b) Training Materials and Sessions. Forest shall provide Replidyne with training materials Forest provides to the Forest Sales Force, sufficient in quantity and quality to allow Replidyne to train the Replidyne Specialty Sales Force in Product-specific sales skills and to Detail the Product in a manner consistent with the Detailing performed by the Forest Sales Force. Replidyne will prepare or have prepared any supplementary training materials required for Detailing the Product to the Target Specialists, consistent with the applicable Marketing Plan. Forest will permit Replidyne sales representatives to participate in training sessions of the Forest Sales Force in Product-specific sales skills with respect to the Product and the indications for the Product and will provide reasonable advance notice to Replidyne of scheduled training events. Without limiting the generality of the foregoing, the parties intend that the Replidyne Specialty Sales Force will participate in the initial Product launch and subsequent sales force meetings to the extent related to the Product.
          (c) Promotional Materials. Forest shall provide Replidyne with sales and promotional materials reasonably sufficient to permit Replidyne to perform Detailing calls in a manner consistent with the Detailing calls performed by the Forest Sales Force. Replidyne will create or have created on its behalf such additional sales and promotional materials intended to be specific to the Target Specialist audience as called for under, and consistent with, the Marketing Plan. The project managers of each party will share with one another any such materials, and no such materials may be utilized until completion of Forest’s regulatory and compliance review.
          (d) Sampling. Forest shall provide Replidyne with Product samples reasonably sufficient to permit Replidyne to perform Detailing calls in accordance with the Marketing Plan. Replidyne shall be responsible for accounting for sample distribution by the Replidyne Specialty Sales Force and shall maintain all records with respect to sample distribution as required by applicable laws and regulations. Within thirty (30) days after the end of each month, Replidyne shall provide to Forest a written report summarizing samples distributed by the Replidyne Specialty Sales Force for such calendar month. In addition, Replidyne shall ensure, through appropriate routine monitoring and auditing standards which conform with current good industry practices, that sampling of the Product is carried out by Replidyne in a manner which is in compliance with all Applicable Laws. Replidyne shall immediately advise Forest of its discovery of any act or omission of Replidyne regarding sample distribution that could violate or require reporting under applicable law. Forest shall be solely responsible for the filing of any necessary reports to FDA in connection with sampling. Within thirty (30) days after the expiration or termination of the Replidyne Specialist Promotion Period, Replidyne shall return, or otherwise dispose of in accordance with written instructions from Forest, all remaining samples and will provide Forest with a certified statement that all remaining samples have been returned or otherwise properly disposed of in accordance with Forest’s instructions and that Replidyne is no longer in possession or control of any samples in any form or fashion.
          (e) Funding. Forest will reimburse Replidyne for the Sales Force Expense and Marketing and Sampling Expense incurred by Replidyne in the performance of the activities to be conducted by the Replidyne Specialty Sales Force and ancillary personnel of Replidyne in accordance with the Marketing Plan, as provided in Section 7.10. If Replidyne engages a contract sales organization rather than hiring its own employees for purposes of forming the

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Replidyne Specialty Sales Force, [ *** ]. Replidyne shall not be obligated to incur expenses for any marketing or promotional activities directed at Target Specialists, other than those expenses that are Sales Force Expense and Marketing and Sampling Expense to be reimbursed by Forest, unless Replidyne elects in its sole discretion to do so, provided that, unless Replidyne elects to cease promotional activities to Target Specialists and to transition such activities to Forest within a six-month period, Replidyne shall be responsible for the ancillary costs of the Replidyne Specialty Sales Force which are not Sales Force Expense. If at any time during the Replidyne Specialist Promotion Period, the limits on Forest’s reimbursement of the Sales Force Expense and Marketing and Sampling Expense as set forth in Section 7.10 are such that Forest’s funding of the Replidyne activities directed to Target Specialists falls below the level sufficient to execute the Marketing Plan with respect to Target Specialists, except to the extent of the ancillary costs referred to in the preceding sentence, Replidyne shall not be obligated to supplement the funding to meet the goals of the Marketing Plan with respect to Target Specialists.
          (f) Additional Support. Forest will offer to Replidyne, free of charge, but at no additional out-of-pocket cost to Forest, reasonable access to Forest’s personnel and technology infrastructure as may be available to provide support for Replidyne’s marketing and promotion to Target Specialists (including without limitation, External Scientific Affairs and trainers, information technology support personnel and personnel responsible for accounting for sample distribution, database access, and access to Forest sample ordering systems).
          (g) Extension; Termination. The Replidyne Specialist Promotion Period shall be subject to renewal or extension by the written agreement of the parties. Replidyne reserves the right to terminate its promotional efforts under Section 5.4 at any time during the Replidyne Specialist Promotion Period, effective upon twelve (12) months written notice to Forest. If Replidyne exercises the foregoing right, Replidyne shall provide such transition activities as and for such period as Forest may reasonably request, including, without limitation, arranging for meetings between members of the Replidyne Specialty Sales Force and sales representatives of Forest, to assure a smooth transition of marketing to Target Specialists, subject to Forest’s payment of Sales Force Expense and Marketing and Sample Expense incurred by Replidyne with respect to such transition activities during any such transition period.
          (h) Forest Termination Right. If Forest ceases the promotion, sale or distribution of the Product in the Territory under the circumstances permitted under this Agreement, then upon written notice to Replidyne, Forest may terminate the Replidyne Specialist Promotion Period, effective within a reasonable period of time in light of the circumstances underlying any such cessation by Forest. In addition, Forest reserves the right to terminate the Replidyne Specialist Promotion Period, effective upon [ *** ] written notice to Replidyne in the event that the Detail Reports for at least [ *** ] indicate that Replidyne’s Detailing has not achieved at least [ *** ] percent ([ *** ]%) of the Detailing to be performed by Replidyne as targeted by the Marketing Plan (as to number or position of Details) for each such Calendar Quarter or upon the failure by Replidyne to achieve at least [ *** ] percent ([ *** ]%) of the Detailing to be performed by Replidyne as targeted by the Marketing Plan (as to numbers or portions of Details) in the aggregate over a period of [ *** ], unless in either case, during such [ *** ] period Replidyne develops and implements a program of increased Detailing which provides, to Forest’s reasonable satisfaction, assurance that Detail shortfalls will not again occur.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Failure of Replidyne to meet the number of Details required under the Marketing Plan with respect to promotion efforts directed to Target Specialists shall not be deemed a material breach under this Agreement and, notwithstanding Section 12.8, shall not entitle Forest to claim any damages, compensation or relief except as provided in this Section 5.4(h) and Section 7.10(c)(ii).
     5.5 Pediatrician Promotion Option. Forest hereby grants to Replidyne an exclusive option (the “Pediatrician Promotion Option”) to promote the Products on an exclusive basis to Pediatricians in the Territory through the Replidyne Pediatrician Sales Force (the “Pediatrician Promotion Rights”), exercisable by written notice to Forest at any time before the date that is six (6) months prior to the projected date determined by the JDC for the submission of the first NDA for an Oral Suspension. If Replidyne exercises the Pediatrician Promotion Option, the terms and conditions of Schedule 5.5 shall apply with respect to the launch, promotion, marketing, sampling and sale of Products in the Field in the Territory to Pediatricians and shall take precedence over any provision of this Agreement to the contrary to the extent applicable to the launch, promotion, marketing, sampling and sale of the Product to Pediatricians in the Field in the Territory.
     5.6 Product Management; Distribution; Returns.
          (a) Forest shall have sole responsibility for the distribution, sale and invoicing of the Product in the Field in the Territory. All orders for the Product in the Field in the Territory shall be subject to acceptance by Forest. Forest shall have sole discretion to make pricing and discounting decisions with respect to the Product, provided that material pricing and discount strategies will be reviewed and discussed by the JMC.
          (b) Forest will have the exclusive right and responsibility at its cost to (i) receive and fill order for the Product in the Territory, (ii) warehouse and distribute the Product in the Territory, (iii) control invoicing, order processing and collection of accounts receivable for the Product in the Territory, and (iv) engage in all other activities relating to the ordering and distribution of the Product in the Territory.
          (c) If quantities of the Product sold in the Territory are returned to Replidyne, Replidyne shall notify Forest in writing and ship them to the facility designated by Forest, with any reasonable or authorized shipping or other cost to be paid by Forest. Replidyne, at its option, may advise the customer who made the return that the Product has been returned to Forest, but shall take no other steps in respect of any such return without the written consent of Forest.
     5.7 Medical Inquiries; Product Complaints.
          (a) Forest shall be responsible for formulating responses and answering medical questions and inquiries from members of the medical and paramedical professions and consumers regarding the Product in the Territory. Replidyne shall comply with the reasonable directions and policies established by Forest in connection therewith, including, but not limited to, that all requests for written responses to medical inquiries shall be routed to and answered by Forest.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (b) Replidyne shall refer all Product complaints (e.g., tampering, contamination, mix-up, discoloration, incorrect quantities) in the Territory to Forest promptly after notice thereof (but in any event within one (1) business day). Product complaints shall be handled by Forest in the ordinary course of its business and, subject only to Replidyne’s right to comply with all applicable laws and regulations, Replidyne shall not otherwise handle any such Product complaints in the Territory.
          (c) If Replidyne has exercised the Pediatrician Promotion Right, Forest shall consult with Replidyne regarding standardized responses to medical inquiries and product complaints involving the Oral Suspension (as may be updated from time to time), and shall give good faith consideration to any comments provided by Replidyne with respect thereto. On a periodic basis, Forest will provide Replidyne with copies of product technical complaints regarding the Oral Suspension and the results of Forest’s investigations of such complaints.
     5.8 Compliance with Law.
          (a) Each party shall comply in all material respects with Applicable Laws with respect to its obligations under this Article 5 and shall maintain all licenses, permits, approvals and other authorizations applicable to it in order to enable it to perform its obligations under this Article 5. Forest shall adopt and maintain compliance standards consistent with guidelines announced by the Office of Inspector General of the Department of Health and Human Services, the American Medical Association and other recognized medical or pharmaceutical organizations. With respect to its marketing and promotion-related activities for the Products directed to Target Specialists, Replidyne shall comply with Forest’s compliance standards. Forest will periodically inform Replidyne of such compliance standards and issues may be submitted to the JMC for resolution by Forest’s compliance function.
          (b) Forest shall be responsible for accounting for sample distribution by the Forest Sales Force and shall maintain all records with respect to sample distribution as required by applicable laws and regulations. In addition, Forest shall ensure, through appropriate routine monitoring and auditing standards which conform with current good industry practices, that sampling of the Product is carried out by Forest and its Affiliates in a manner which is in compliance with all Applicable Laws. Forest shall immediately advise Replidyne of its discovery of any act or omission of Forest with respect to Products that could violate or require reporting under applicable law.
          (c) Neither party shall make any claims or statements with respect to the Product that are not strictly consistent with the sales and marketing materials approved for use pursuant to the Marketing Plan.
     5.9 Commercialization Outside the Territory.
          (a) Subject to the coordination of worldwide Phase IV programs and publications pursuant to Section 5.13, Replidyne shall have full control, authority and responsibility for the commercialization of Product outside the Territory, subject to its agreements with Third Parties, including, without limitation, pricing and reimbursement for Product, Product advertising and promotional materials, Product packaging, sales force training

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

32.

and all interactions with regulatory authorities regarding the commercialization of Product. The parties acknowledge that parallel imports of the Product from Canada into the Territory at a substantially lower price than Product is sold in the Territory could have a detrimental effect on the marketplace in the Territory. Accordingly, Replidyne shall not: (i) sublicense rights to commercialize the Product in Canada; or (ii) itself implement a launch plan for the Product in Canada, in each case without first conferring with Forest regarding Replidyne’s or its sublicensee’s plans for mitigating the negative impact of parallel imports of Product into the Territory. Forest’s approval of such sublicense or launch plan shall be required, which approval may be withheld only if Forest can reasonably demonstrate that the plans to mitigate parallel imports of the Product (or corresponding generic equivalents) from Canada into the Territory are inadequate for that purpose.
          (b) In the event that Replidyne proposes to sublicense rights to commercialize the Product in the Field in Canada (the “Canadian Rights”) to any Third Party, Replidyne shall first provide Forest with written notice thereof and hereby grants Forest the first right of negotiation with respect to the Canadian Rights in accordance with this Section 5.9(b). Forest shall within [ *** ] days after receipt of such notice notify Replidyne in writing either that (i) Forest is interested in negotiating for the Canadian Rights; or (ii) Forest is not interested in negotiating the Canadian Rights and therefore waives the right of first negotiation with respect to the Canadian Rights. If Forest notifies Replidyne in writing within [ *** ] days that Forest is interested in negotiating for the Canadian Rights, the parties shall negotiate in good faith the terms of the Canadian Rights for up to [ *** ] days from such notification, it being understood that the financial terms for the Canadian Rights shall be based on the value of the market for the Product in Canada only (without valuing any expected sales into the United States market). Failure by Forest to give written notice of its interest or lack of interest in negotiating for the Canadian Rights within [ *** ] days after receipt of written notice from Replidyne shall be deemed a waiver by Forest of its first right of negotiation with respect to the Canadian Rights. If Forest waives or otherwise fails to exercise its first right of first negotiation with respect the Canadian Rights, or if the parties fail to agree to the terms of the grant of the Canadian Rights to Forest within such [ *** ] day negotiation period, then Replidyne shall be free to grant the Canadian Rights to any Third Party and Forest shall have no further rights with respect to the Canadian Rights, except as provided in Section 5.9(a), and except that Replidyne shall not grant the Canadian Rights to any Third Party on terms which are less favorable to Replidyne than those last offered to Replidyne by Forest without first offering the Canadian Rights to Forest on such terms for a period of at least [ *** ] days. If Forest notifies Replidyne in writing within such [ *** ] day period that Forest accepts such terms, the parties shall enter into an agreement on such terms within thirty (30) days after such notice from Forest. If Forest does not notify Replidyne in writing within such sixty (60) day period that Forest accepts such terms, then Replidyne shall be free, subject only to the requirements of Section 5.9(a) (which shall be addressed, if possible, during the period of negotiation under this Section 5.9(b)), to grant the Canadian Rights to any Third Party on such terms, and Forest shall have no further rights with respect to the Canadian Rights.
     5.10 Competitive Products. The parties agree that (i) from the Effective Date until the third (3rd) anniversary of the Effective Date, neither party shall, directly or indirectly, itself or through one or more Affiliates or Third Parties, conduct or cause to be conducted clinical

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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development of a Competitive Product (including, without limitation, under any collaboration, license or similar agreement), and (ii) from the Effective Date until the fourth (4th) anniversary of the First Commercial Sale, both parties agree that they shall not, directly or indirectly, itself or through one or more Affiliates or Third Parties, market or sell any Competitive Product in the Field in the Territory. For purposes of this Section 5.10, “Competitive Product” means exclusively any product, other than a Product, that is [ *** ] an antibiotic having [ *** ] and directed to [ *** ]. The foregoing restriction shall not prevent either party from marketing or selling a [ *** ] antibiotic for [ *** ]. If, after the fourth (4th) anniversary of the First Commercial Sale, either party proposes to market or sell a Competitive Product in the Territory, (a) such party must first consult with the other party and provide reasonable assurances that such activities will not impair promotion and sale efforts for the Product in the Territory, and (b) subject to subsection (a), such party may market and sell a Competitive Product in the Territory; provided that such activities do not in fact impair promotion and sales efforts with respect to Product in the Territory. At either party’s request, the other party will provide documentation and other objective evidence to substantiate that the marketing and sale of such Competitive Product will not impair promotion and sales efforts for the Product. Further, at either party’s request, Forest and Replidyne will meet to discuss such matters, and Forest agrees that DAP shall be permitted to attend such meeting. If either party proposes to market or sell [ *** ] antibiotic in the Territory prior to the fourth (4th) anniversary of the First Commercial Sale, it must first consult with the other party and provide reasonable assurances that such activities will not impair promotion and sale efforts for the Product in the Territory. Subject to the preceding sentence, either party may market and sell [ *** ] antibiotic in the Territory prior to the fourth (4th) anniversary of the First Commercial Sale; provided that such activities do not in fact impair promotion and sales efforts with respect to Product in the Territory. Notwithstanding the foregoing, a party shall not be deemed in breach of subsection (i) of this Section 5.10 if such party is subject to a Change in Control and promptly following such Change in Control implements firewall mechanisms which assure to the reasonable satisfaction of the other party that investment, clinical development efforts and subsequent sales and promotion efforts with respect to the Product will not be adversely affected by such Change in Control, and a party shall not be deemed in breach of subsection (ii) of this Section 5.10 if it acquires a Competitive Product through a merger or acquisition by or of a Third Party and the surviving entity (x) does not (or promptly ceases to) promote the Competitive Product actively, (y) promptly announces its intention to divest such Competitive Product and thereafter completes such divestment within [ *** ] months, or (z) promptly implements firewall mechanisms (including separate sales forces and marketing management) which assure to the reasonable satisfaction of the other party that sales and promotional efforts with respect to the Product will not be adversely affected by such merger or acquisition.
     5.11 Phase IV and Publication Strategy. Neither party will undertake, or permit its Affiliates or (sub)licensees to undertake, whether within or outside the Territory, any pre-clinical or clinical marketing studies of the Product, including, without limitation, Phase IV marketing studies, but excluding any studies required for registration or imposed by regulatory authority in a country within a party’s territory, without consultation with, and approval of, the JMC (which shall consult with appropriate development personnel of the parties for this purpose). Forest agrees that it shall be subject to the same requirement of consultation with, and approval of, Replidyne, DAP or their (sub)licensees outside the Territory, with regard to marketing studies of

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

34.

the Product by Forest.
     The parties will also coordinate worldwide publication strategy and activities related to scientific conferences inside and outside the Territory, including through delegation to appropriate working groups of the parties. Each party shall be afforded the opportunity to review and approve any scientific paper or presentation with respect to the Product proposed for publication, presentation or distribution by the other party or its Affiliates and shall have no more than ten (10) days to complete such review and approval. The party proposing publication or presentation shall not unreasonably reject comments furnished by the other party, will comply with the other party’s request to delete references to the its Confidential Information in any such publication or presentation and will delay publication for such reasonable period requested by the other party to permit the filing of patent applications concerning any Licensed Technology, Forest Technology or Joint Inventions disclosed in material proposed for such publication or presentation. In no event will Confidential Information of a party be published without the consent of such party.
     The parties will coordinate the disclosure of the initiation and results of clinical studies performed pursuant to the Development Plan to the extent required by law or best industry practices; provided that all proposed disclosures and publications will be submitted for expeditious review by the JDC and due regard will be given to the comments of each party, the maintenance of confidentiality of Confidential Information of each party and allowing time for intellectual property registrations as provided under Article 9. Nothing set forth herein shall be deemed to limit or restrict either party from disclosing the results of clinical trials (whether performed by the parties or by Third Parties) to the extent required by law or best industry practices. The parties intend that the provisions of this Section 5.11 shall apply to the parties and their respective Affiliates and (sub)licensees, as well as DAP and its licensees.
     5.12 Adverse Events. For purposes of this Section, adverse drug experiences (“ADEs”) shall mean any adverse medical occurrence in a patient to whom the Product has been administered and which does not necessarily have a casual relationship with the treatment (as defined by 21 C.F.R. 312.32, 314.80 and any other applicable definitions in regulations promulgated by the FDA or ICH) which are required to be reported to the FDA or to international regulatory agencies. The parties will cooperate to develop, as promptly as possible (and in any event within six (6) months following the Effective Date), an ADE information exchange protocol to provide each party with such information as it may require to comply with legal and regulatory ADE reporting standards. Pending finalization of such protocol, each of the parties hereto shall disclose to the other party all safety reports and other information which they may from time to time receive or obtain whether from sources within or without the Territory with respect to any adverse experiences with respect to the Product. Specifically, all serious adverse events and reactions occurring in a patient to whom the Product has been administered, whether believed due to the Product or not, will be transmitted to the other party as promptly as possible and in any event within ten (10) calendar days of first knowledge of the event/reaction, except for deaths which will be transmitted within five (5) calendar days. All aggregate reports of ADEs (i.e., IND annual reports, NDA periodic reports, PSURs etc.) submitted to a Regulatory Authority will be transmitted to the other party within five (5) calendar days of transmission to the Regulatory Authority. All questions from and responses to a health authority regarding ADEs will be transmitted to the other party within five (5) days of receipt/transmission. Each

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

35.

party will use its best efforts to obtain in a timely manner from Third Parties (including without limitation, DAP and its licensees) who are developing or commercializing the Product or other forms of faropenem outside of the Territory all such information regarding adverse events and reactions with respect to the Product or other forms of faropenem required by regulatory authorities in the Territory.
     5.13 Recalls or Other Corrective Actions. If the FDA issues or requests a recall or takes similar action in connection with the Product or in the event either party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of the Product in the Territory, the party notified of or desiring such recall or similar action shall, within twenty-four (24) hours, advise the other party thereof by telephone (and confirmed by email or facsimile), email or facsimile. Forest shall have sole responsibility and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Product in the Territory, including the right to cease all sales of Product in the Territory or the promotion and Detailing of the Product in the Territory. At Forest’s request, Replidyne shall use Commercially Reasonable Efforts to assist Forest in conducting such recall, market withdrawal or other corrective action with respect to Target Specialists, and any documented out-of-pocket costs incurred by Replidyne with respect to participating in such recall, market withdrawal or other corrective action shall be reimbursed by Forest as Sales Force Expense hereunder.
     5.14 Product Liability. In connection with the commercialization of the Products, Forest will be responsible for any liability for personal injury or property damage arising in connection with use of the Product; provided, however, that in any event each party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage to the extent attributable to the negligence or willful misconduct of that party or its Affiliates or licensees (excluding, in the case of Replidyne, Forest and its Affiliates and sublicensees), and their respective directors, officers, employees and agents.
6. Supply Matters
     6.1 Joint Supply Committee. Promptly after the Effective Date, the parties will form a Joint Supply Committee (the “JSC”) comprised of two (2) representatives of each of Forest and Replidyne, which shall oversee manufacturing activities for the Drug Substance and Product for use in the Territory during the Supply Transition. The JSC shall meet at least four (4) times per year during the Supply Transition or at such greater frequency as the JSC agrees. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the parties, and the parties shall agree upon the time of meetings. Subject to coordination with the other party, a reasonable number of additional representatives of a party may attend meetings of the JSC in a non-voting capacity, consistent with the agendas and purposes for such meetings. Decisions of the JSC shall be made by unanimous vote, with the Replidyne members collectively having one (1) vote and the Forest members collectively having one (1) vote. No vote of the JSC may be taken unless at least one (1) of each party’s representatives on the JSC are present to vote. If the JSC is unable to reach a unanimous vote on any matter, then Forest shall have the tie-breaking vote. The JSC will have no power to amend this Agreement or waive a party’s rights or obligations under this Agreement.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

36.

     6.2 Supply Transition. As soon as practicable and subject to the further provisions hereof, Forest will take over responsibility for the obligations in the API Supply Agreement and existing supply contracts for manufacture and packaging of the Product in the Territory, [ *** ].
     6.3 Launch Delay Compensation.
          (a) Provided that Forest is in compliance with its obligations under this Agreement, Replidyne shall be responsible for all compensation that may accrue under Section 3.3 of the API Supply Agreement for any period ending on or prior to [ *** ]. Forest shall be responsible for the payment of all compensation that may become due under Section 3.3 of the API Supply Agreement other than as provided in the preceding sentence.
          (b) With respect to the supply contract with Tropon GmbH existing as of the Effective Date for the manufacture and packaging of Tablets, Replidyne shall be responsible for the maintenance and qualification fees incurred under such agreement for any period ending prior to December 31, 2005. With respect to any credits accrued by Replidyne under such agreement prior to that date, Forest will apply such credits at the first opportunity and thereafter promptly reimburse Replidyne for such credited amounts (other than credits accrued with respect to payments made under Section 3.3 of the Tropon/Replidyne supply contract as in effect immediately prior to the Effective Date, for which Forest will reimburse Replidyne only if Forest either is not required to produce additional registration batches of Tablets or is able to use for commercial distribution any such additional registration batches of Tablets produced for Forest). Replidyne shall also be responsible for any charge incurred with respect to minimum purchase obligations for calendar year 2006 that is not creditable against future payments pursuant to the terms of such agreement, and Forest shall be responsible for any such charges incurred under such agreement other than such charges for which Replidyne is responsible.
     6.4 Supply Costs. Subject to Section 6.3, all costs incurred after October 1, 2005 related to manufacture, packaging and distribution of Drug Substance and Product will be borne by Forest; provided, however, that, with regard to validation batches of Drug Substance for which the parties may agree to pay NISSO and DAP in advance, subject to refund if such validation batches do not meet the specified requirements, [ *** ], Replidyne shall promptly [ *** ]. Replidyne shall have the right, in its sole discretion, to enforce or otherwise settle with NISSO and DAP the parties’ agreement regarding such refund. Replidyne has provided Forest a reconciliation of all costs accrued since October 1, 2005 through December 31, 2005 under the API Supply Agreement and existing supply agreements for the manufacturing and packaging of Product. If the API Supply Agreement and Replidyne’s other existing Third Party supply agreements for manufacture and packaging of Product are not assigned to Forest, Forest’s required quantities of Drug Substance and Product will be supplied to Forest by Replidyne at Replidyne’s cost under the API Supply Agreement and other applicable Third Party agreements. Forest will bear the risk and have the benefit of currency fluctuations applied to Drug Substance and Product purchases in foreign currencies. Following the Effective Date, Replidyne shall not incur FTE costs for the account of Forest with respect to Replidyne personnel participating in activities related to the manufacture, packaging and distribution of Drug Substance, without prior mutual agreement of the parties to a plan for such activities.
     6.5 Manufacturing Rights. Unless and until Forest becomes an assignee of the API

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

37.

Supply Agreement and existing supply contracts for manufacture and packaging of the Product in the Territory (or enters into a separate agreement with the parties to such agreements providing for supply of Drug Substance and for manufacture and packaging of the Product in the Territory), Replidyne will use Commercially Reasonable Efforts to make available to Forest the benefits available to Replidyne under such agreements. In particular, if Replidyne is granted a license pursuant to Section 8.2 of the API Supply Agreement (thus triggering the grant of manufacturing rights under the DAP Agreement), Replidyne grants to Forest or its Third Party manufacturing designee during the Term, a non-exclusive worldwide license to manufacture the Drug Substance, under all patents, know-how and other intellectual property rights, including, without limitation, the Manufacturing Technology and the patents and patent applications listed in Attachment 8.2 of the API Supply Agreement and all foreign counterparts thereof and any intellectual property rights pertaining to the manufacture of Drug Substance under the DAP Agreement, that are Controlled by NISSO and/or DAP, to (i) research, develop, make, have made and use Drug Substance and Products anywhere in the world, and (ii) promote, offer to sell, sell, have sold and otherwise commercialize the Drug Substance and Products in the Territory. Such license shall be royalty free except to the extent of any amounts due to NISSO and DAP pursuant to the API Supply Agreement in connection therewith. In addition, unless and until Forest becomes an assignee of the API Supply Agreement and existing supply contracts for manufacture and packaging of the Product in the Territory (or enters into separate agreements relating to such matters), to the extent necessary to preserve Forest’s economic interest as provided in this Agreement, Replidyne shall (i) perform its obligations under such agreements in accordance with their terms, (ii) [ *** ].
     6.6 Manufacturing Transfer Compensation. After the initial NDA filing for the Product, if Forest transfers responsibility for manufacturing Drug Substance to a Third Party manufacturer in accordance with the API Supply Agreement, then, provided that NISSO and DAP are then in full compliance with the API Supply Agreement, [ *** ].
     6.7 Supply Chain Management. Replidyne will retain responsibility for supply chain management with respect to its requirements of Drug Substance and the Product outside of the Territory; provided however, that the parties will work together in good faith to establish and coordinate a mutually acceptable global supply chain (including, without limitation, the coordination of forecasts and orders) for the manufacture of Drug Substance and Product.
7. Fees and Payments
     7.1 Upfront Fee. Forest shall pay to Replidyne a non-refundable, non-creditable upfront fee equal to fifty million dollars ($50,000,000) within five (5) days of the Effective Date.
     7.2 Milestone Payments.
          (a) Forest shall pay Replidyne the following non-refundable, non-creditable payments within [ *** ] after the occurrence of each of the following milestone events with respect to Product in the Territory:

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Development Milestones

Milestone Event	Milestone Payment
First NDA Acceptance for a Tablet		$10,000,000
[ *** ](1)	$	[ *** ]
[ *** ](2)	$	[ *** ]
[ *** ](3)	$	[ *** ]
[ *** ](4)	$	[ *** ]
[ *** ](4)	$	[ *** ]

Total Potential Development Milestone Payments:		$100,000,000
Commercial Milestones

Milestone Event	Milestone Payment(5)(6)
The first time Net Sales in the Territory for Tablets exceed $[ *** ] in any consecutive twelve (12) month period during the first [ *** ] following First Commercial Sale of the first Tablet	$	[ *** ]

The first time Net Sales in the Territory for Tablets exceed $[ *** ] in any consecutive twelve (12) month period during the first [ *** ] following First Commercial Sale of the first Tablet	$	[ *** ]

The first time Net Sales in the Territory for Oral Suspension exceed $[ *** ] in any consecutive twelve (12) month period during the first [ *** ] following First Commercial Sale of the first Oral Suspension
	$	[ *** ]

The first time Net Sales in the Territory for Oral Suspension exceed $[ *** ] in any consecutive twelve (12) month period during the first [ *** ] following First Commercial Sale of the first Oral Suspension
	$	[ *** ]

Total Potential Commercialization Milestone Payments		$100,000,000

(1)	[ *** ]

(2)	[ *** ]

(3)	[ *** ]

(4)	[ *** ]

(5)	[ *** ]

(6)	[ *** ]
          (b) Each of the milestone payments described in this Section 7.2 shall be payable one (1) time and only for the first time that the corresponding milestone is achieved, regardless of how many times such milestone is achieved, and no milestone payments will be owed for a milestone which is not reached. All payments made to Replidyne pursuant to this

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

39.

Section 7.2 are non-refundable and may not be credited against any other payments payable by Forest to Replidyne under this Agreement.
     7.3 Royalties. Forest shall pay to Replidyne royalties on Net Sales of Products as follows (references to Net Sales of Products in this Section exclude Net Sales of any generic Product, which are subject to compensation under Section 7.5 below):
          (a) during the [ *** ] year period commencing with First Commercial Sale of the first Product in the Territory, a royalty on annual Net Sales of all Products equal to [ *** ] percent ([ *** ]%);
          (b) during the [ *** ] year period commencing on the [ *** ] anniversary of the First Commercial Sale of the first Product in the Territory, a royalty on annual Net Sales of all Products equal to [ *** ] percent ([ *** ]%); and
          (c) after the [ *** ] anniversary of the First Commercial Sale of the first Product in the Territory, a royalty on Net Sales of all Products equal to:
               (i) [ *** ] percent ([ *** ]%) of that portion of total Net Sales of Products in each sales year that is less than or equal to $[ *** ] (which threshold shall be reduced to $[ *** ] if no NDA Approval has been granted for a Product [ *** ] by the end of calendar year [ *** ]); and
               (ii) [ *** ] percent ([ *** ]%) of that portion of total Net Sales of Products in each sales year that is greater than $[ *** ] (which threshold shall be reduced to $[ *** ] if no NDA Approval has been granted for a Product [ *** ] by the end of calendar year [ *** ]).
          (d) If Forest’s Cost of Goods for Product in the Territory (the “Forest Costs”) exceeds (i) [ *** ] (on a Calendar Quarter basis) at any time prior to the [ *** ] anniversary of the First Commercial Sale or (ii) [ *** ] during any Calendar Quarter thereafter (the “COGS Threshold”), the royalty payable by Forest to Replidyne under this Section 7.3 for such Calendar Quarter shall be reduced by an amount equal to [ *** ]% of the amount by which the Forest Costs for such Calendar Quarter exceeds the COGS Threshold, but in no event by more than [ *** ] for such Calendar Quarter. To the extent that, after giving effect to any such reduction in royalties, Forest Costs continue to exceed the COGS Threshold, [ *** ].
     7.4 Payments to DAP. Replidyne will be responsible for payment of all milestone payments and royalty payments owed to DAP pursuant to the DAP Agreement.
     7.5 Royalty Term; Generic Product. The payments specified in Section 7.3 (collectively, “Royalty Payments”) shall be payable on a Product-by-Product basis for a period equal to the Royalty Term for such Product.
          (a) Branded Product When Generic Equivalent is Sold. If during the Term, a Third Party introduces and commercializes in the Territory a Generic Equivalent to a Product, then (i) the royalty rate applicable to the Net Sales of such Product (excluding Net Sales of any

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

40.

Generic Equivalent to such Product which are subject to Section 7.5(b)) shall be reduced to [ *** ] percent ([ *** ]%) of the royalty rates set forth in Section 7.3, and (ii) the Royalty Term for such Product shall instead end on the later of (A) the expiration of the last to expire valid claim of those Licensed Patents that are issued as of the Effective Date claiming the manufacture, use or sale of such Product in the Territory, including any period of extended commercial exclusivity for the Product under any such Licensed Patent granted under any laws or regulations in the Territory, (B) twelve (12) years after the date of First Commercial Sale of such Product in the Territory or (C) five (5) years after the First Commercial Sale of the Generic Equivalent to such Product; except that [ *** ].
          (b) Generic Product Sold by Forest. In consideration of the rights granted to Forest under this Agreement with regard to generic Product, Forest shall pay to Replidyne, on each generic Product an amount equal to [ *** ] percent ([ *** ]%) of Generic Profits so long as such generic Product is sold or transferred in the Territory.
     7.6 Bioterror Applications. If a Product is developed for the treatment of Bacillus anthracis or other bioterrorism and biowarfare applications with the intent to sell the Product to government and military agencies for military or civilian use for such applications, then (a) notwithstanding Section 4.6(a) and references to Section 4.6(a) in this Agreement, the Development Costs and other expenses specific to the development and commercialization of the Product for such purpose shall be shared by the parties such that Replidyne shall bear [ *** ]% and Forest shall bear [ *** ]%, and (b) in lieu of Royalty Payments under Section 7.3 on sales of the Product to government and military agencies for military or civilian use for such applications, Forest shall pay Replidyne [ *** ]% of the profit margin on such sales of the Product, where profit margin is equal to such sales of the Product to the government or military agencies for military or civilian use for such applications, less Cost of Goods and Distribution Costs for such Product and royalties owed to DAP on such sale. Forest shall be responsible for paying the Cost of Goods and Distribution Costs for such Product and will pay to Replidyne the royalties owed to DAP, which Replidyne shall pass through to DAP. Any other sales of the Product for bioterrorism and biowarfare applications shall remain subject to the Royalty Payments as provided in Section 7.3.
     7.7 Other Royalty Adjustments. In the event that the parties develop a modified or sustained release formulation of the Product, royalties payable pursuant to Section 7.3 in respect of such formulation of the Product shall be [ *** ].
     7.8 Acknowledgment of Replidyne Contribution. The parties hereby acknowledge that the value contributed by Replidyne to any Product developed and/or commercialized by or on behalf of Forest and its Affiliates is the access to the Licensed Technology and that the up front, milestone and Royalty Payments described above in this Article 7 will be payable by Forest in accordance with the terms and conditions hereof regardless of whether or not a Product is covered by a Licensed Patent, Forest Patent and/or Joint Patent.
     7.9 Reimbursement of Development Costs. Each party shall be responsible for its share of Development Costs as provided under Section 4.6(a). Reconciliation and reimbursement for Development Costs shall be carried out pursuant to Section 4.6(b).

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

41.

     7.10 Reimbursement of Replidyne Target Specialist Commercial Activities.
          (a) Reimbursement of Pre-Launch Period Sales Force Expense. Forest agrees to reimburse Sales Force Expense incurred by Replidyne during the Pre-Launch Period in an amount not to exceed an aggregate of [ *** ] dollars ($[ *** ]). Replidyne shall provide a statement to Forest within thirty (30) days of the end of each Calendar Quarter during the Pre-Launch Period setting forth the Sales Force Expense incurred for the preceding Calendar Quarter and identifying the components thereof in such detail as determined by the JMC. Subject to the maximum limitation set forth above, Forest will provide reimbursement of the Sales Force Expense reflected in the statement for each such Calendar Quarter within thirty (30) days of the receipt thereof by Forest.
          (b) Reimbursement of Marketing and Sample Expense. In consideration for the marketing and promotional activities directed to Target Specialists to be provided by Replidyne hereunder, Forest shall reimburse Replidyne for all actual Marketing and Sample Expense incurred by Replidyne during each Detailing Year of the Replidyne Specialist Promotion Period, not to exceed the amount of Marketing and Sample Expense to be incurred by Replidyne as budgeted under the Marketing Plan for the applicable Detailing Year unless otherwise agreed in writing by the parties; provided that, if the Marketing and Sample Expense that Replidyne would have to incur to achieve the objectives set forth in the Marketing Plan exceeds the amount of the Marketing and Sample Expense to be incurred by Replidyne as budgeted under the Marketing Plan (unless Forest agrees to reimburse such amount to Replidyne and adjust the Marketing Plan accordingly), Replidyne shall not be obligated to incur such amount of Marketing and Sample Expense in excess of the amount budgeted under the Marketing Plan, unless it decides to do so in its sole discretion, and, if it does not incur such excess Marketing and Sample Expense, Replidyne shall not be responsible to the extent that it does not achieve the objectives set forth in the Marketing Plan. Replidyne shall provide a statement to Forest within thirty (30) days of the end of each Calendar Quarter during the Replidyne Specialist Promotion Period setting forth the Marketing and Sample Expense incurred for the preceding Calendar Quarter and identifying the components thereof in such detail as determined by the JMC. Forest will provide reimbursement of the Marketing and Sample Expense reflected in each statement for such Calendar Quarter within thirty (30) days of the receipt thereof by Forest.
          (c) Reimbursement of Sales Force Expense. In consideration for the Details to be provided by Replidyne to Target Specialists hereunder, Forest shall reimburse Replidyne for Sales Force Expense in accordance with the following:
               (i) With respect to the Initial Period, Forest shall reimburse one hundred percent (100%) of Sales Force Expense up to an aggregate maximum per Detailing Year equal to [ *** ] dollars ($[ *** ]) and with the expectation that such amount will be sufficient, at a minimum, to support Detailing by the Replidyne Specialty Sales Force to approximately [ *** ] Target Specialists at an average frequency of [ *** ] Details per Detailing Year. Reimbursement shall be made on a Calendar Quarter basis against receipt of statements from Replidyne on the same basis provided in Section 7.10(a) above, together with a Detail Report. With respect to each Detailing Year during the remainder of the Replidyne Specialist Promotion Period following the Initial Period, Forest shall reimburse Sales Force Expense as follows:

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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                    (1) [ *** ] percent ([ *** ]%) of Sales Force Expense shall be multiplied by the percentage of first position Details to total Details required to be provided by Forest pursuant to the Marketing Plan with respect to Forest’s own Detailing of the Product; and
                    (2) [ *** ] percent ([ *** ]%) of Sales Force Expense shall be multiplied by the percentage of second position Details to total Details required to be provided by Forest pursuant to the Marketing Plan with respect to Forest’s own Detailing of the Product, subject to an aggregate maximum per Detailing Year equal to [ *** ] dollars ($[ *** ]) as proportionately reduced to reflect the change in Forest’s reimbursement of Sales Force Expense from one hundred percent (100%) of Sales Force Expense in the Initial Period to a percentage of Sales Force Expense based on the application of the foregoing Detail weighting scheme after the Initial Period (subject to further adjustment pursuant to Section 7.10(d)(ii)).
     The total of the amounts so determined shall be the amount of Sales Force Expense to be reimbursed by Forest (i.e., for example, if the Marketing Plan for a Detailing Year requires that fifty percent (50%) of Forest’s Details be in first position, Forest shall reimburse a total of fifty percent (50%) of Sales Force Expense (consisting of the sum of [ *** ] percent ([ *** ]%) x fifty percent (50%) (reflecting Forest’s first position obligation) and [ *** ] percent ([ *** ]%) x fifty percent (50%) (reflecting Forest’s second position obligation)). Reimbursement shall be made on a Calendar Quarter basis against receipt of statements and Detail Reports from Replidyne in the same manner as provided above.
               (ii) In the event that Detailing actually provided by Replidyne for a given Detailing Year did not achieve at least [ *** ] percent ([ *** ]%) of the Detailing targeted by the Marketing Plan (as to number of weighted Details, with Details at second position weighted at fifty percent (50%) of a first position Detail), Forest may credit an amount determined within sixty (60) days of the end of such Detailing Year against the reimbursement of Sales Force Expense in the next Detailing Year (which may, to the extent the amount of such credit exceeds Sales Force Expense in such next Detailing Year, be carried forward and applied in a subsequent Detailing Year or applied to reduce royalties if no further Sales Force Expense remains payable by Forest). The amount of such credit shall be equal to (A) the amount by which the Detailing actually provided by Replidyne as a percentage of the Detailing to be provided by Replidyne as targeted by the Marketing Plan for the applicable Detailing Year is less than one hundred percent (100%), multiplied by (B) the actual Sales Force Expense reimbursed by Forest for such Detailing Year.
          (d) Additional Adjustments. Notwithstanding the provisions of Section 7.10(c), the reimbursement of Sales Force Expense is subject to the following:
               (i) In the event that, during the Initial Period or thereafter, the Replidyne Specialty Sales Force commences the detailing of pharmaceutical products other than the Product, the parties shall negotiate in good faith as to a reduction in the percentage of Sales Force Expense subject to reimbursement by Forest taking into account the percentage of Replidyne Specialty Sales Force detailing activity proposed to be devoted to such new product.
               (ii) Within sixty (60) days following the expiration of the Initial

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Period, the JMC will evaluate the productivity of Detailing to Target Specialists in terms of prescriptions and sales generated through such efforts (based upon IMS Xponent data or other mutually-agreed generally recognized prescription data source). In the event that the JMC recommends a significantly reduced level of Details to Target Specialists, Forest reserves the right to reduce the total Sales Force Expense subject to reimbursement in accordance with the terms hereof in proportion to the reduction in Detailing to Target Specialists for the immediately preceding Detailing Year as so recommended by the JMC, with a commensurate reduction in the aggregate maximum amount of Sales Force Expense subject to reimbursement in such Detailing Year as provided in Section 7.10(c)(i). Replidyne shall only be obligated to perform the number of Details to Target Specialists corresponding to the recommendation of the JMC.
8. Payment; Records; Audits
     8.1 Payment; Reports. Royalty Payments shall be calculated and reported for each Calendar Quarter. All payments due to Replidyne under this Agreement shall be paid within forty-five (45) days of the end of each Calendar Quarter, unless otherwise specifically provided herein. Each payment shall be accompanied by [ *** ] and Net Sales of Products by Forest and its Affiliates, each in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation and on a Product-by-Product basis, the number of Products sold, the gross sales and Net Sales of such Products, the Royalty Payments and other payments payable and the method used to calculate the Royalty Payments and other payments. [ *** ].
     8.2 Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Replidyne, unless otherwise specified in writing by Replidyne.
     8.3 Income Tax Withholding. Replidyne will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Forest, Forest will: (a) deduct such taxes from the payment made to Replidyne; (b) timely pay the taxes to the proper taxing authority; and (c) send proof of payment to Replidyne and certify its receipt by the taxing authority (to the extent the taxing authority provides such certification to Forest) within thirty (30) days following such payment.
     8.4 Financial Records.
          (a) Both parties shall, and shall cause their respective Affiliates to, keep complete and accurate books and records pertaining to Development Costs. Such books and records shall be retained by both parties and their Affiliates until three (3) years after the end of the period to which such books and records pertain, or for such longer period as may be required by Applicable Laws.
          (b) Forest shall keep, and shall cause its Affiliates to keep, complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit Replidyne to confirm [ *** ] and the accuracy of all Royalty Payments due hereunder. In addition, Forest shall maintain accurate records relating to its promotion obligations hereunder (including, without limitation, records relating to the performance of Details by Forest (including

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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records of physicians called on, frequency of calls and other data which underlies the Detail Reports required by Section 8.1) which records shall be kept available for three (3) years following the Detailing Year to which such records relate unless a longer period is otherwise required by Applicable Laws.
          (c) Replidyne shall maintain accurate records relating to its promotion obligations hereunder (including, without limitation, records relating to the performance of Details by Replidyne (including records of physicians called on, frequency of calls and other data which underlies the Detail Reports required by Section 7.10(c)(i)), and records supporting the determination of Sales Force Expense and Marketing and Sample Expense) which records shall be kept available for three (3) years following the Detailing Year to which such records relate unless a longer period is otherwise required by Applicable Laws.
     8.5 Audits. At the request of either party, the other party shall, and shall cause its Affiliates to, permit the requesting party to cause an independent auditor or other representative, at reasonable times and upon reasonable notice, to examine the books and records maintained pursuant to Section 8.4. Such examinations may not: (a) be conducted for any Calendar Quarter ended more than three (3) years prior to the date that such request is made; (b) be conducted more than once in any twelve (12) month period or (c) be repeated for any Calendar Quarter; provided, however, that audits may be conducted more frequently or for such periods as may be reasonable in the event a party has good cause, based upon objective evidence, to perform such additional audits. Except as provided below, the cost of this examination shall be borne by the party that requested the examination, unless the audit reveals a variance of more than five percent (5%) from the reported amounts covering a period of at least twelve (12) months, in which case the audited party shall bear the cost of the audit. If such audit concludes that additional payments were owed or that excess payments were made during such period, the paying party shall pay the additional payments or the receiving party shall reimburse such excess payments, within sixty (60) days after the date on which such written audit report is delivered to the parties.
     8.6 Late Payments. If any payment due under this Agreement is not made when due, the payment shall accrue interest from the tenth day following the furnishing by Replidyne of written notice of such late payment, unless payment is made during such 10 day period, at the prime rate of interest, as adjusted monthly, plus one percent (1%) per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. In addition, interest shall not accrue as to the portion of any payment which is being disputed diligently and in good faith until from and after an amount is awarded by arbitration in accordance with Article 14 hereof, unless the Arbitrators elect to award interest in light of the circumstances. The payment of such interest shall not limit a party from exercising any other rights it may have as a consequence of the lateness of any payment.
9. Intellectual Property
     9.1 Ownership of Inventions. Inventorship of inventions conceived of and reduced to practice in the course of the Development Program (“Inventions”) shall be determined in accordance with the rules of inventorship under United States patent laws. Replidyne shall own all Inventions conceived of and reduced to practice in the course of the Development Program

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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solely by its employees and contractors (“Replidyne Inventions”), and all Replidyne Patents. Forest shall own all Inventions conceived of and reduced to practice in the course of the Development Program solely by its or its Affiliate’s employees and contractors (“Forest Inventions”), and all Forest Patents. All Inventions conceived of and reduced to practice in the course of the Development Program jointly by one or more employees or contractors of Forest or its Affiliate and one or more employees or contractors of Replidyne (“Joint Inventions”), and all Joint Patents, shall be owned jointly by Forest and Replidyne. Forest’s interest in Joint Patents shall be deemed Forest Technology for purposes of the rights granted to Replidyne in Section 2.3.
     9.2 Patent Prosecution and Maintenance.
          (a) DAP Patents. Forest acknowledges that DAP is responsible for prosecution and maintenance of all DAP Patents under the DAP Agreement. Replidyne shall keep Forest informed of progress with regard to the prosecution and maintenance of the DAP Patents by providing Forest with all copies of official actions, amendments and responses with respect to such prosecution and will exercise its rights under the DAP Agreement to require DAP to provide all such documents and related information for purposes of this Section. Replidyne shall exercise its rights under the DAP Agreement to require DAP to consult with Replidyne in the prosecution and maintenance of the DAP Patents in the Territory and will request that DAP include Forest in such consultation (or will make such comments to DAP as requested by Forest in the course of such consultation). Without limiting the generality of the foregoing, Replidyne will communicate to DAP Forest’s comments on any related document that DAP intends to file or to cause to be filed with the relevant governmental authority in advance of such filing and shall exercise its rights under the DAP Agreement to require DAP not to unreasonably deny or delay any actions recommended by Forest in its comments.
          (b) Replidyne Patents. Replidyne shall be responsible for the preparation, filing, prosecution and maintenance of the Replidyne Patents at its own expense. Replidyne shall keep Forest informed of progress with regard to the preparation, filing, prosecution and maintenance of Replidyne Patents and consider in good faith the requests and suggestions of Forest with respect to strategies for filing and prosecuting the Replidyne Patents. In the event that Replidyne determines that the patent costs exceed the value of any Replidyne Patent claiming the manufacture, use or sale of a Product being developed or commercialized by or on behalf of Forest pursuant to a license granted under this Agreement, Replidyne shall (i) provide reasonable prior written notice to Forest of such determination (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Replidyne Patent with the U.S. Patent & Trademark Office or any foreign patent office) and (ii) at Forest’s election with regard to any Replidyne Patent, Replidyne will continue to prosecute and maintain such Replidyne Patent at Forest’s expense and direction.
          (c) Forest Patents. Forest shall be responsible for the preparation, filing, prosecution and maintenance of the Forest Patents at Forest’s expense. Forest shall keep Replidyne informed of progress with regard to the preparation, filing, prosecution and maintenance of Forest Patents and consider in good faith the requests and suggestions of Replidyne with respect to strategies for filing and prosecuting the Forest Patents. In the event that Forest desires to abandon any Forest Patent claiming the manufacture, use or sale of a

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Product being developed or commercialized by or on behalf of Forest pursuant to a license granted under this Agreement, Forest shall provide reasonable prior written notice to Replidyne of such intention to abandon (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Forest Patent with the U.S. Patent & Trademark Office or any foreign patent office) and provide Replidyne an opportunity to assume, at Replidyne’s cost, responsibility for such Forest Patent. At Replidyne’s request, Forest shall permit Replidyne to submit foreign equivalents of any Patents filed by Forest in the Territory with claims relating exclusively to the Product, at Replidyne’s expense, using counsel reasonably acceptable to Forest.
          (d) Joint Patents. The parties shall mutually determine which party shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patents, in appropriate countries throughout the world. Replidyne and Forest shall share equally the costs for preparation, filing, prosecuting and/or maintaining Joint Patents, except as provided below. The prosecuting party shall consult with the other party as to the preparation, filing, prosecution and maintenance of the Joint Patents reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office, and shall furnish to the other party copies of all relevant documents reasonably in advance of such consultation. If the prosecuting party desires to abandon any Joint Patent for which it is responsible, or if the prosecuting party later declines responsibility for any Joint Patent, the prosecuting party shall provide reasonable prior written notice to the other party of such intention to abandon or decline responsibility (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Joint Patent with the U.S. Patent & Trademark Office or other patent office in the Territory), and the other party shall have the right, at its expense, to prepare, file, prosecute, and maintain such Joint Patent, in which case the prosecuting party shall assign all of its right, title and interest in such Joint Patent to the other party, and, upon such assignment, such Joint Patent(s) shall become the sole property of the other party, subject only to the licenses granted herein.
          (e) Patent Strategy. Notwithstanding anything to the contrary set forth herein, strategic decisions relating to the prosecution (including decisions relating to reexamination or reissue of issued patents) of DAP Patents, Replidyne Patents or Forest Patents in the Territory and material components of the implementation of such decisions shall require the consensus of Forest, Replidyne and DAP (as to DAP, to the extent provided by the DAP Agreement).
     9.3 Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of any Patents under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to any Patent claiming a Product being developed or commercialized in accordance with this Agreement. Such cooperation includes, but is not limited to:
          (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 9.1, and the ownership of Patents as provided in this Agreement, and to enable the other party to apply for and to prosecute patent applications in any country; and

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (b) promptly informing the other party of any matters coming to such party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.
      9.4 Infringement by Third Parties.
          (a) Notification. Replidyne and Forest shall promptly notify the other in writing of any alleged or threatened infringement in the Territory of any Licensed Patent, Forest Patent, Joint Patent or Trademark of which they become aware. Both parties shall use their commercially reasonable efforts in cooperating with each other to terminate such infringement without litigation, if appropriate.
          (b) Licensed Patents, Forest Patents and Joint Patents. Subject to mutual agreement of the parties with respect to litigation strategy and consultation by Forest with Replidyne with respect to all material decisions, [ *** ] shall have the first right to bring and control any action or proceeding with respect to infringement of any of the Licensed Patents, Joint Patents or Forest Patents, including any action or proceeding filed in connection with an ANDA filed by a Third Party (an “ANDA Proceeding”) related to the Licensed Patents, Joint Patents or Forest Patents, in the Territory, subject to this Section 9.4(b). [ *** ] shall manage the action or proceeding on a day-to-day basis and shall keep [ *** ] updated regarding the status and costs of such action or proceeding. [ *** ] shall have the right to be represented in any such action or proceeding by counsel of its own choice. [ *** ] may enter into a financial settlement or other compromise in connection with an action or proceeding it brings; provided, that [ *** ] shall be required to obtain [ *** ]‘s prior written consent before entering into any such settlement or other compromise that involves a grant of rights under the Licensed Patents or Joint Patents or that otherwise diminishes the rights or interests of [ *** ] in any manner, such consent not to be unreasonably withheld. If [ *** ]fails to bring such an action or proceeding within (i) [ *** ] days following the notice of alleged infringement or (ii) [ *** ] days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions or the waiver of any legal rights associated therewith, whichever comes first, [ *** ] shall have the right to bring and control any such action and by counsel of its own choice, and [ *** ]shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If [ *** ] brings any such action or proceeding, [ *** ] shall keep [ *** ]updated regarding the status and costs of such action or proceeding. Irrespective of which party brings and controls any such action or proceeding, [ *** ]. If the party that brings such action or proceeding finds it legally necessary to join DAP as a party to such action or proceeding, Replidyne will exercise its rights under the DAP Agreement (including the Letter Agreement) to cause DAP to be joined as a party plaintiff to any such action or proceeding or will permit by Forest to enforce Replidyne’s rights under the DAP Agreement to do so. Forest acknowledges that, if neither Forest nor Replidyne commences an infringement suit or action or settlement negotiations with the alleged infringer within [ *** ] days after (A) Replidyne receives notification from DAP of any such infringement or (B) Replidyne sends notice to DAP of such action, as applicable, DAP may bring an appropriate suit or action against the Third Party infringer.
          (c) Cooperation. In the event a party brings an infringement action in accordance with this Section 9.4, the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. Neither party

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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shall have the right to settle any patent infringement litigation under this Section 9.4 relating to any Patent claiming the manufacture, use or sale of the Products being developed or commercialized pursuant to this Agreement without the prior written consent of such other party, such consent not to be unreasonably withheld. [ *** ].
     9.5 Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. Forest shall have the sole right, subject to the following provisions of this Section, to control the defense of any such claim involving alleged infringement of Third Party rights by the sale of the Product, [ *** ] by counsel of its own choice, and Replidyne shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Forest will keep Replidyne fully informed of the status of and developments with respect to any such action and will consult with Replidyne as to strategic decisions with respect thereto. The parties shall cooperate in the defense of any such claim, [ *** ]. Neither party shall have the right to settle any patent infringement litigation under this Section 9.5 in a manner that diminishes the rights or interests of the other party without the written consent of such other party (which shall not be unreasonably withheld).
     9.6 Privileged Communications. In furtherance of this Agreement, it is expected that Forest and Replidyne will, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential, they will not be deemed to waive any applicable attorney-client privilege and that they are made in connection with the shared community of legal interests existing between Replidyne and Forest, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of Patents included in Licensed Technology, Forest Patents and Joint Patents.
10. Representations and Warranties
     10.1 Mutual Representations and Warranties. Each party represents and warrants to the other that:
          (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;
          (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action;
          (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (d) neither party nor its Affiliates has engaged any investment banker, broker or finder that would impose any liability on the other party for fees, commissions or other charges in connection with the execution of this Agreement, and any such fees, commissions or other charges are the sole responsibility of the engaging party.
     10.2 Replidyne Representations and Warranties. Replidyne represents and warrants to Forest that, as of the Effective Date:
          (a) Replidyne Controls the Licensed Patents and the Licensed Know-How and has the right to grant the licenses to the Licensed Technology as provided in Section 2.1 and Section 6.5. Replidyne has not received, to Replidyne’s knowledge, any written or oral claim of ownership, inventorship or patent infringement from any Third Party (including, without limitation, by current or former employees, consultants or other Replidyne personnel) with respect to the Licensed Patents, and Replidyne is not aware that DAP, Wyeth or Bayer has received any such claim and is not aware of any reasonable basis for any such claim. To Replidyne’s knowledge, the development, manufacture or commercialization of the Product in the Field in the Territory, as currently conducted or proposed to be conducted by Replidyne, does not infringe any issued patent of any Third Party. Replidyne is not subject to any royalty or similar payment obligation to any Third Party with respect to the grant of rights to Replidyne to practice the Licensed Technology, except as set forth in the DAP Agreement (a true copy of which, with confidential information redacted, has been provided to Forest).
          (b) The DAP Agreement remains in full force and effect and, to Replidyne’s knowledge, DAP is not in material breach under the DAP Agreement. Replidyne has paid all amounts due and payable under the DAP Agreement to the extent accrued on or before the Effective Date and is not in material breach under the DAP Agreement.
     10.3 Debarment; Proceedings. During the Term, neither of the parties shall knowingly use any employee, representative, agent, assistant or associate who has been debarred by the FDA pursuant to 21 U.S.C. Section 335 (a) or (b) of the United States Federal Food Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.), as amended from time to time, in connection with any of the activities to be carried out under this Agreement. In addition, as of the Effective Date, neither party is subject to any proceeding by any regulatory authority having jurisdiction over the registration, manufacture or marketing of pharmaceutical products which could reasonably be expected to prevent or delay such party’s completion of its responsibilities under the Development Plan.
     10.4 Disclaimer. Except as expressly set forth herein, the technology and intellectual property rights provided by each party hereunder are provided “as is” and each party expressly disclaims any and all warranties of any kind, express or implied, including without limitation any warranties of merchantability, fitness for a particular purpose, title, non-infringement of the intellectual property rights of third parties, or arising from a course of dealing, usage or trade practices, in all cases with respect thereto. Without limiting the generality of the foregoing, neither party warrants (a) the success of any study or test commenced under the Development Program or (b) the safety or usefulness for any purpose of the technology it provides hereunder.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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     10.5 Limitation of Liability. EXCEPT FOR FRAUDULENT BREACHES OF THE REPRESENTATIONS AND WARRANTIES IN Article 10 or liability for breach of Section 2.1 or Article 11, neither party shall be entitled to recover from the other party any special, incidental, consequential or punitive damages in connection with this agreement or any license granted hereunder; provided, however, that this Section 10.5 shall not be construed to limit either party’s indemnification obligations under Article 13. The Parties agree that payments accrued and payable under Article 7 are general (not special, incidental, consequential or punitive) damages.
11. Confidentiality
     11.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for five (5) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any data, information, documentation, know-how and technology furnished to it by the other party pursuant to this Agreement or developed as part of the Development Program hereunder (collectively, “Confidential Information”). Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.
     11.2 Exceptions. Confidential Information shall not include any information which the receiving party can prove by competent written evidence:
          (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;
          (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;
          (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;
          (d) is independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party; or
          (e) is the subject of a written permission to disclose provided by the disclosing party.
     11.3 Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (a) filing or prosecuting Patents as permitted by this Agreement;
          (b) regulatory filings for Products such party has a license or right to develop hereunder or otherwise conducting development and/or commercialization activities in accordance with this Agreement;
          (c) prosecuting or defending litigation as permitted by this Agreement;
          (d) complying with applicable court orders or governmental regulations; and
          (e) disclosure to Affiliates, sublicensees, licensors (including DAP), contractors, employees, consultants, bankers, lawyers, accountants, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents; provided, in each case, that any such Affiliate, sublicensee, contractor, employee, consultant, banker, lawyer, accountant, agent or Third Party agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Article 11.
Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 11.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.
     11.4 Publicity. It is understood that the parties intend to issue a joint press release announcing the execution of this Agreement and agree that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities performed hereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof; provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the initial joint press release announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith. Forest acknowledges that Replidyne is required under the DAP Agreement to review with DAP certain press releases relating to the DAP Agreement and may require that DAP-related information be inserted or deleted from press releases proposed by the parties under this Agreement.
12. Term and Termination
     12.1 Term. The term of this Agreement shall commence on the Effective Date and

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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continue until the expiration of the last Royalty Term for any Product with respect to which Forest has a license, unless earlier terminated pursuant to the further provisions hereof (the “Term”).
     12.2 Forest Right of Termination. Forest reserves the right to terminate this Agreement in its entirety at any time effective upon ninety (90) days prior written notice to Replidyne in the event Forest reasonably believes issues of safety or efficacy (which arise or become more significant following the Effective Date) are reasonably likely to (a) prevent regulatory approval of the Product in the United States, (b) materially delay such approval or (c) substantially negatively impact the marketing potential of the Product in the United States, in each case without regard to the particular circumstances of Forest, including any other product opportunities of Forest. Prior to any notice of termination under this Section 12.2, the parties will discuss such issues for a period of up to thirty (30) days, which discussions shall include a face-to-face meeting of the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest Parent if requested by either party. Forest shall have no obligation to develop, promote or sell the Product during either such 30-day discussion period or 90-day notice period, if Forest’s intent to terminate is based upon safety issues. Forest shall have no obligation to pay to Replidyne any milestone payment under Section 7.2 with respect to a milestone event achieved during such discussion period or notice period; provided that Forest actually terminates the Agreement effective at the end of the 90-day notice period.
     12.3 Termination for Material Breach.
          (a) Material Breach. Subject to Section 12.3(b), each party shall have the right to terminate this Agreement and its obligations hereunder for material breach by the other party, which breach remains uncured for sixty (60) days (ten (10) days in the event of failure to make any payment when due), after written notice is provided to the breaching party specifying the nature of the breach in reasonable detail and demanding its cure. In the case of a non-payment related material breach, if such breach cannot be cured within the sixty (60) day cure period, this Agreement shall not terminate if the breaching party has made diligent efforts to cure such breach within the sixty (60) day period and this Agreement shall remain in effect for such period after notice of breach as may be reasonable in the circumstances as long as the breaching party continues to use diligent efforts to pursue the cure with a reasonable expectation that cure will be effected as promptly as practicable thereafter. As an alternative to termination of this Agreement in its entirety, in the case of any uncured material breach by Replidyne (other than a breach as described in Section 12.3(b)), Forest may terminate the Replidyne Specialist Promotion Period and the Pediatrician Promotion Rights, together with other operational rights, as more fully described, and with consequences set forth, in Section 12.5(e). In the event the parties in good faith dispute the existence of a material breach or a party’s diligence in attempting to cure a material breach, termination of this Agreement shall not be deemed to occur unless and until such dispute has been referred for resolution in accordance with Section 14 hereof, material breach of the Agreement or failure to make diligent efforts to cure such breach has been established by an arbitration thereunder and, if such breach can be cured by the payment of money or the taking of specific remedial actions, the breaching party does not pay the amount so determined to be due within ten (10) days of receipt of the arbitration decision or otherwise diligently undertake and complete such remedial actions within the timeframe established by such arbitration decision.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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          (b) Material Breach Regarding Target Specialist or Pediatrician Promotion Efforts. In the event of an uncured material breach by Replidyne of this Agreement with respect to the conduct of Replidyne’s promotion efforts directed to Target Specialists (other than as provided in Section 5.4(h)) or Replidyne’s performance of the Pediatrician Promotion Rights (other than as provided in Section 2.4(g) of Schedule 5.5), after any dispute resolution in accordance with Article 14, the remedy of termination shall only be effective with respect to Replidyne’s continued performance of promotional efforts to Target Specialists as provided in Section 5.4 and the Pediatrician Promotion Rights as provided in Schedule 5.5, and all other provisions of this Agreement shall remain in full force and effect in accordance with their terms.
     12.4 Termination for Insolvency. This Agreement may be terminated by either party upon at least sixty (60) days’ prior written notice thereof if the other party makes a general assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such party, or has a receiver or trustee appointed for all or substantially all of its property; provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.
     12.5 Rights following Expiration of Term or Termination.
          (a) Expiry of Term Under Section 12.1. Upon expiration of the Term pursuant to Section 12.1, Forest shall have a fully-paid, perpetual, non-exclusive license to the Licensed Technology and, for so long as Forest continues to sell the Product in the Territory) a fully paid, exclusive license to the Trademark in connection with the manufacture, marketing, sale and distribution of the Product in or for purposes of the Territory.
          (b) Termination of this Agreement by Forest Under Section 12.2 or Replidyne Under Section 12.3(a) or 12.4. In the event of a termination by Forest pursuant to Section 12.2 or by Replidyne pursuant to Section 12.3(a) or 12.4, Forest shall furnish Replidyne with reasonable cooperation to assure a smooth transition of any or all aspects of the on-going Product programs which Replidyne determines to continue, including without limitation, clinical studies, regulatory activities, manufacture and supply and marketing and promotion, and Forest shall continue to perform any of such activities (except under the circumstances regarding safety issues provided in Section 12.2), as may be requested by Replidyne, for a period of up to six (6) months following Forest’s notice of termination provided under Section 12.2. Such activities shall be performed under the terms of this Agreement. However, if this results in a net loss to Forest over the period from the 91st day to the end of the six (6) month transition period (i.e., income attributable to such period less costs for such period), then Replidyne shall reimburse Forest to the extent of such net loss, subject to receipt of supporting documentation. In addition,
                         (i) all rights under the licenses granted under Sections 2.1, 2.3 and 6.5 shall automatically terminate and revert to the granting party;
                         (ii) Forest shall, and it hereby does (but only effective upon such termination), grant to Replidyne a worldwide, exclusive (even as to Forest), perpetual, fully paid license, with the right to sublicense, under the Forest Technology and Forest’s interest in the

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Joint Patents, to make, have made, use, sell, have sold, offer for sale and import Products;
                         (iii) Forest shall (A) transfer to Replidyne as soon as reasonably practicable all data and information in Forest’s or its Affiliates’ possession relating to any Product as may be necessary to enable Replidyne to practice the license granted under Section 12.5(b)(ii), (B) transfer and assign to Replidyne all of its right, title and interest in and to all INDs, NDAs, drug dossiers and master files with respect to any and all Products, (C) assign and transfer to Replidyne all of Forest’s rights and obligations under any Third Party manufacturing contracts entered into by Forest in connection with the Product, (D) sell to Replidyne Forest’s remaining Product inventory, at a transfer price not to exceed Forest’s cost, and (E) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to Replidyne; and
                         (iv) Forest will destroy or return all Replidyne Confidential Information to Replidyne.
Except as provided by this Section, Forest shall have no further obligation to Replidyne in respect of the termination of this Agreement pursuant to this Section, including, without limitation, the payment of any milestone payment the time for payment of which has not occurred as of the notice of termination by Forest in accordance with Section 7.2 hereof.
          (c) Termination of this Agreement by Forest under Section 12.3(a) or Section 12.4. Upon any termination of this Agreement by Forest pursuant to Section 12.3(a) or 12.4,
                         (i) all rights under the licenses granted under Sections 2.1, 2.3 and 6.5 shall automatically terminate and revert to the granting party; and
                         (ii) Forest will destroy or return to Replidyne all Confidential Information of Replidyne, and Replidyne shall destroy or return all Confidential Information of Forest to Forest.
          (d) Termination by Forest under Section 12.3(b). If Forest terminates the Replidyne Specialist Promotion Period and the Pediatrician Promotion Rights pursuant to Section 12.3(b), Forest shall assume responsibility for promotion of the Product to Target Specialists and Pediatricians, and shall use Commercially Reasonable Efforts to do so in accordance with the terms of this Agreement. Upon any termination of such rights by Forest pursuant to Section 12.3(b), Replidyne shall provide such transition activities as Forest may reasonably request, for up to ninety (90) days, including, without limitation, arranging for meetings between members of the applicable Replidyne sales force and sales representatives of Forest, to assure a smooth transition of marketing to Target Physicians and Pediatricians, as the case may be. In addition, Replidyne shall destroy or return to Forest all Forest Confidential Information pertaining to such promotion activities and will transfer to Forest, as soon as reasonably practicable, data in Replidyne’s or its Affiliates possession comparable to the data referred to in subsection (b)(iii) above.
          (e) Termination by Forest Under Section 12.3(a). If Forest elects to terminate

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the Replidyne Specialist Promotion Period, the Pediatrician Promotion Rights and other operational rights pursuant to the penultimate sentence of Section 12.3(a), the following shall apply:
                         (i) Such termination will be effected in the manner set forth in subsection (d) above, Replidyne shall be obligated to perform the transitional activities provided by such subsection and Forest shall assume the additional responsibilities for Product promotion to the extent provided by such subsection;
                         (ii) Replidyne’s rights to participate in the JDC, JMC or CGC shall terminate; provided that in any event Forest will continue to periodically provide information to Replidyne with respect to manufacturing, development, intellectual property and commercialization matters to the extent reasonably related to Replidyne’s continuing rights under the Agreement. Notwithstanding the preceding, Replidyne shall not be obligated to incur or reimburse Development Costs accruing from and after such termination, except for those Development Costs approved by the JDC with Replidyne’s participation or to the extent of commercially reasonable development efforts consistent with the previously agreed Development Plan;
                         (iii) Each of the licenses granted to Forest by Section 2.1 shall be construed in such manner so as to give effect to the termination of Replidyne’s promotional (and, if applicable, other operational) rights; and
                         (iv) Without limiting the generality of the termination of the Pediatrician Promotion Rights, from and after such termination, Forest shall no longer be required to extend any further credit pursuant to Section 4.1 of Schedule 5.5.
     12.6 Survival. Termination of this Agreement, in whole or in part, shall not relieve the parties of any liability or obligation which accrued hereunder prior to the effective date of such termination nor, except as otherwise specifically provided herein, preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either party’s right to obtain performance of any obligation. In addition, termination of this Agreement shall not terminate provisions which provide by their respective terms for obligations or undertakings following the expiration of the term of this Agreement.
     12.7 Exercise of Right to Terminate. The use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.
     12.8 Damages; Relief. Subject to Section 12.7 above, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.
     12.9 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Forest or Replidyne are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as

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defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that the parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S. Bankruptcy Code, the party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the non-subject party.
     12.10 Effect of Termination of DAP Agreement. All rights in the Bayer Know-How, Ciba-Geigy Patents, DAP Know-How and DAP Patents that revert to DAP upon termination of the DAP Agreement in accordance with its terms shall, in the event of termination of the DAP Agreement, cease to be subject to this Agreement (other than the provisions of Article 11).
13. Indemnification
     13.1 Indemnification by Replidyne. Replidyne hereby agrees to save, defend and hold Forest and its Affiliates and their respective directors, officers, employees and agents (each, a “Forest Indemnitee”) harmless from and against (a) any and all liabilities, expenses and/or losses, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Forest Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (i) the practice by Replidyne of any license granted to it hereunder, (ii) the development, manufacture, use, handling, storage, promotion, marketing or sale or other disposition of any Product by Replidyne or its Affiliates or sublicensees (other than Forest and its Affiliates and sublicensees), but excluding any liability for personal injury or property damage arising in connection with the Product in the Territory (except as provided in Section 13.1(a)(iii) and subject to Section 5 of Schedule 5.5, if applicable), (iii) liability for personal injury or property damage arising in connection with the Product in the Territory to the extent attributable to the negligence or willful misconduct of Replidyne or its Affiliates or licensees (other than Forest and its Affiliates and sublicensees) and their respective directors, officers, employees and agents, or (iv) the breach by Replidyne of any warranty, representation, covenant or agreement made by Replidyne in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Forest Indemnitee or the breach by Forest of any warranty, representation, covenant or agreement made by Forest in this Agreement, and (b) any Losses to which Forest may become subject as a result of any claim, demand, action or other proceeding by DAP against Forest as a result of Forest reasonably withholding consent to use of the Trademark outside the Territory pursuant to Section 2.5(d).
     13.2 Indemnification by Forest. Forest hereby agrees to save, defend and hold Replidyne and its Affiliates, DAP and its Affiliates and their respective directors, officers, employees and agents (each, a “Replidyne Indemnitee”) harmless from and against any and all Losses to which any Replidyne Indemnitee may become subject as a result of any claim,

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demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (i) the practice by Forest of any license granted to it hereunder, (ii) the development, manufacture, use, handling, storage, promotion, marketing, sale or other disposition of any Product by Forest or its Affiliates or sublicensees, (iii) any liability for personal injury or property damage arising in connection with use of the Product in the Territory (except as provided in Section 13.1(a)(iii) and subject to Section 5 of Schedule 5.5, if applicable), or (iv) the breach by Forest of any warranty, representation, covenant or agreement made by Forest in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Replidyne Indemnitee or the breach by Replidyne of any warranty, representation, covenant or agreement made by Replidyne in this Agreement.
     13.3 Control of Defense. Any entity entitled to indemnification under this Article 13 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.
     13.4 Insurance. Each party, at its own expense, shall maintain such types and amounts of liability insurance (or self-insure) as are appropriate for the activities for which it is responsible under this Agreement and consistent with industry standards during the Term and shall name the other party to this Agreement as an additional insured with respect to such insurance. The insured party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other party upon request.
14. Dispute Resolution
     14.1 Dispute Resolution. Any dispute arising under or relating to the parties rights and obligations under this Agreement will be referred to the Chief Executive Officer of Replidyne and the Chief Executive Officer of Forest, or the Chief Executive Officer of any Affiliate of Forest that is primarily responsible for the activities of Forest under this Agreement, as directed by Forest, for resolution. In the event the two Chief Executive Officers are unable to resolve such dispute within (30) days of such dispute being referred to the officers, the dispute shall be subject to arbitration, as provided in Section 14.2. Notwithstanding the preceding, the parties acknowledge that the failure of the JMC, JDC, JSC or CGC to reach consensus as to any matter, which failure does not involve a breach by a party of its obligations hereunder, shall not be deemed a dispute which may be referred for resolution by arbitration hereunder.
     14.2 Arbitration.
          (a) Claims. Any claim, dispute, or controversy of whatever nature arising between the parties out of or relating to this Agreement that is not resolved under Section 14.1 within the required thirty (30) day time period, including without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or

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common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration before a panel of three experts with relevant industry experience (the “Arbitrators”). One Arbitrator shall be chosen by Replidyne and one Arbitrator shall be chosen by Forest within fifteen (15) days from the notice of initiation of arbitration. The third Arbitrator shall be chosen by mutual agreement of the Arbitrator chosen by Replidyne and the Arbitrator chosen by Forest within fifteen (15) days of the date that the last of such Arbitrators were appointed. The Arbitrators shall be administered by the International Chamber of Commerce (the “Administrator”) in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes. The arbitration shall be held in Denver, Colorado if requested by Forest and in New York, New York if requested by Replidyne. The arbitrators shall be instructed by the parties to complete the arbitration within ninety (90) days after selection of the final Arbitrator.
          (b) Arbitrators’ Award. The Arbitrators shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with applicable law in the State of New York or Colorado, as applicable, or any other court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed.
          (c) Costs. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration and the costs of the arbitrator selected by it, and shall pay an equal share of the fees and costs of the third arbitrator; provided, however, the Arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrators.
          (d) Compliance with this Agreement. Unless the parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding.
          (e) Injunctive or Other Equity Relief. Nothing contained in this Agreement shall deny any party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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15. General Provisions
     15.1 Standstill. During the Term (the “Standstill Period”), a party will not, without the prior written consent of the other party, in any manner, directly or indirectly:
          (a) make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the other party or any securities of any Affiliate of such other party (other than de minimus investments as part of normal cash management activities), (ii) any acquisition of any assets of the other party or any assets of any Affiliate of such other party, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the other party or any Affiliate of such other party, or involving any securities or assets of the other party or any securities or assets of any Affiliate of such other party, or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the other party;
          (b) form, join or participate in a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the other party;
          (c) act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the other party;
          (d) take any action that might require the other party to make a public announcement regarding any of the types of matters set forth in Section 15.1(a);
          (e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in Section 15.1(a), (b), (c) or (d);
          (f) assist, induce or encourage any third party to take any action of the type referred to in Section 15.1(a), (b), (c), (d) or (e);
          (g) enter into any discussions, negotiations, arrangement or agreement with any Third Party relating to any of the foregoing.
     15.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding application of any conflict of laws principles that would require application of different law.
     15.3 Entire Agreement; Modification. This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.
     15.4 Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any

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partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.
     15.5 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.
     15.6 Assignment; Change in Control. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent:
          (a) in connection with the transfer or sale to a Third Party of all or substantially all of the business of such party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise; provided that the Third Party does not have a Competitive Product (except under the circumstances provided under Section 5.10) and the Third Party provides a written statement to the other party confirming that such Third Party is familiar with the terms of this Agreement and will comply, or cause the acquired party or such other entity affiliated with the Third Party that is the surviving entity in such transaction to comply, with the obligations of the transaction party under this Agreement; and provided, further that in the event of such a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement) shall not be included in the intellectual property rights licensed hereunder; or
          (b) to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.
The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.
     Notwithstanding the preceding, in the event Forest is subject to a Change in Control (as defined below) which has not been approved by the Board of Directors of Forest as constituted immediately prior to such Change in Control, Replidyne shall have the right, but not the obligation, to terminate this Agreement upon written notice furnished within sixty (60) days of such Change in Control. In connection with any such termination by Replidyne pursuant to this paragraph, Replidyne shall pay Forest the Fair Market Value of Forest’s rights under this Agreement at such time, which payment shall be made in a lump-sum cash payment at the time

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of the effectiveness of such termination or, if later, within thirty (30) business days following the determination of Fair Market Value.
          (i) “Change of Control” shall mean (i) the acquisition, directly or indirectly, of beneficial ownership of a percentage of the voting power of a party sufficient to exercise de facto control over the policies and business decisions of a party or of all or substantially all of the business or assets of such party (whether by way of merger, sale of stock, sale of assets or otherwise) by any person or entity (including a “group” as defined in Section 13(d)-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)) (provided that the acquisition of less than fifty percent (50%) of such voting power shall not be deemed to constitute a “Change of Control” for as long as the acquiror or “group” qualifies to report, and does in fact report, its beneficial ownership on Schedule 13G in accordance with Rule 13(d)-1 promulgated under the Exchange Act) or (ii) individuals who, for a period of at least two (2) consecutive years prior to such determination (together with any other individuals whose election was approved by a two-thirds (2/3) vote of the directors then in office) shall cease to constitute at any time a majority of the members of the Board of Directors of such party.
          (ii) “Fair Market Value” shall mean with respect to a valuation required by any provision hereof, the price which a willing buyer would pay, on an arm’s length basis, for all rights and related intellectual property assets which comprise the assets, data or rights being valued, in light of the status of development and reasonably anticipated risks and costs of further development and the market potential for the commercialization of such assets, data or rights. In any case where Fair Market Value must be determined, the determination shall be made by mutual agreement of the parties through good faith negotiations based upon objective data possessed and disclosed by both parties; provided that if no agreement as to Fair Market Value is reached after a period of sixty (60) days, Fair Market Value shall be determined by a panel of three experts with experience in the valuation of pharmaceutical products in the Territory, two of whom shall be chosen by the parties, and the third, who will serve as chairperson, shall be chosen by the experts selected by the parties, whose decision shall be binding and conclusive upon the parties.
     15.7 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it; provided that the parties acknowledge and agree that DAP is intended to be a Third Party beneficiary of all provisions in this Agreement specifically referring to DAP or a licensor of Replidyne or to obligations applicable to any sublicensee of Replidyne under the DAP Agreement.
     15.8 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
     15.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

62.

prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, three days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.
If to Forest, notices must be addressed to:
Forest Laboratories Holdings Limited
Milner House
18 Parliament Street
Hamilton, HM11
Bermuda
Attention: Chief Executive Officer
Telephone: (441) 295-4630
Facsimile: (441) 292-7880
With a required copy to:
Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022
Attention: Chief Executive Officer
Telephone: (212) 421-7850
Facsimile: (212) 224-6740
If to Replidyne, notices must be addressed to:
Replidyne, Inc.
1450 Infinite Drive
Louisville, Colorado 80027
Attention: President and Chief Executive Officer
Telephone: (303) 996-5500
Facsimile: (303) 996-5599
        with a copy to:
Cooley Godward llp
380 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021-8021
Attention: James C. T. Linfield
Telephone: (720) 566-4000
Facsimile: (720) 566-4099
     15.10 Force Majeure. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural disaster, war, civil

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

63.

unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a period of one hundred eighty (180) days, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 12.3, 12.4 and 12.5, or, in lieu of such termination, may undertake the development, manufacturing, marketing and other functions of a party whose performance has been affect by such event of force majeure for the period of such force majeure and such additional period as may be reasonably required to assure the smooth and uninterrupted transition of such activities.
     15.11 Interpretation.
          (a) Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.
          (b) Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.
          (c) Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.
          (d) Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.
          (e) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.
          (f) English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.
     15.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing,

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

64.

shall be deemed one instrument.
     15.13 DAP Agreement. Replidyne shall not agree to any amendment or modification of the DAP Agreement or waive any of its rights thereunder to the extent such amendment, modification or waiver would adversely affect Forest’s interests under this Agreement except with Forest’s prior written consent, which shall not be unreasonably withheld or delayed.
     Replidyne agrees to exercise its rights and perform its obligations under the DAP Agreement to the extent necessary to preserve Forest’s interests under this Agreement and the then current plans of the JDC or JMC. [ *** ] percent ([ *** ]%) of the sales forecasts provided to DAP as provided in Section 8.3 of the DAP Agreement, thereby triggering DAP’s right to convert the license to non-exclusive, then [ *** ]. During any periods that Forest is solely responsible for sales promotional efforts, Forest shall [ *** ]. To the extent the sales shortfall results from factors other than promotional efforts, then [ *** ]
     Replidyne shall promptly notify Forest of all substantive communications from DAP to the extent material to Forest’s interest in the development, regulatory approval or commercialization of Product in the Territory and including, without limitation, communications with respect to disputes arising under the DAP Agreement or alleging a material breach thereof. Replidyne hereby affirms that Forest shall have the right, but not the obligation, to cure any material breach by Replidyne under the DAP Agreement (but excluding any such breach caused by Forest) at any time during the last fifteen (15) days prior to the final effective date of termination pursuant to the terms provided under Section 16.2 of the DAP Agreement, all to the extent necessary for Forest to preserve its interests under this Agreement. In the event Forest is required, acting in good faith, [ *** ].
     In the event of a breach by DAP of the DAP Agreement, Replidyne shall have the right to first discuss the matter with DAP and to attempt to reach a resolution; provided, however, that Forest shall have the right to approve any such resolution to the extent affecting its interests under this Agreement, such approval not to be unreasonably withheld. If, with respect to such breach by DAP, Replidyne institutes an arbitration pursuant to Article 25 of the DAP Agreement, Forest shall have the right to participate with Replidyne and represent Forest’s own interests in the dispute, and the parties agree to cooperate in the proceedings. If Replidyne elects not to institute an arbitration proceeding, it shall promptly notify Forest, and Forest shall have the right, but not the obligation, to institute an arbitration on its own behalf to protect its own interests under this Agreement. Replidyne shall make such election and furnish such notice in a reasonable period of time in light of the effects of such breach, and in any event within six (6) months of becoming aware thereof. Any reasonable expenses incurred by the parties or damages recovered by the parties pursuant to such arbitration proceeding shall be shared by the parties based on the relative economic interests of the parties in the arbitration proceeding.
     Replidyne hereby affirms that Forest shall have the right, but not the obligation, to assume the obligations of Replidyne under the DAP Agreement in order to preserve Forest’s sublicense under the DAP Agreement on the terms provided in Section 16.5 of the DAP Agreement regarding insolvency or bankruptcy of Replidyne.
     Replidyne and Forest agree that they will meet together with DAP up to twice per year to

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

65.

review and discuss among the three companies the progress of development and commercial efforts for Products.
[ *** ]

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

66.

     In Witness Whereof, the parties hereto have duly executed this Collaboration and Commercialization Agreement as of the Effective Date.

Replidyne, Inc.	Forest Laboratories Holdings Limited

By: /s/ Kenneth Collins	By: /s/ Howard Solomon

Name:	Name:

Title:	Title:

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Collaboration And Commercialization Agreement
Signature Page

EXHIBIT A
Ciba-Geigy Patents
6-substituted thia-aza compounds (Ciba-Geigy)

Country	Application Date	Patent No.	Expiration Date
U.S.A	1989.08.21	4952690	2007.08.28

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Exhibit A-1

EXHIBIT B
DAP Patents
     1. Composition of Matter of faropenem daloxate:

Country	Application Date	Patent No.	Registration Date	Expiration Date
U.S.A	1991.08.16	5830889	1998.11.03	2015.11.03
U.S.A (divisional)	1991.08.16	5885981	1999.03.23	2015.11.03
     2. Sustained Release Formulation:

Application	Publication	Pub. Date	Filed	Title
US2004000791270	US20050169984A1	2005-08-04	2004-03-03	Pharmaceutical hard capsule containing inorganic substance

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Exhibit B-1

SCHEDULE 5.5
Pediatrician Promotion Rights
SCHEDULE 5.5
Terms and Conditions for Pediatrician Promotion Rights
Upon Replidyne’s exercise of the Pediatrician Promotion Option pursuant to Section 5.5 of this Agreement, the provisions of this Schedule 5.5 shall apply, notwithstanding anything to the contrary in the Agreement. Forest shall cause Forest Parent to perform the obligations of Forest specified in this Schedule 5.5.
     1. Definitions. All terms defined in the Agreement shall have the meaning given such terms in the Agreement. For purposes of this Schedule 5.5, the following terms shall have the respective meanings set forth below:
          1.1. “Non-Pediatrician Suspension Cost of Goods” for any dosage strength of the Oral Suspension for any period, shall mean the Cost of Goods for the units of such dosage strength of the Oral Suspension included in the Non-Pediatrician Suspension Net Sales for such period.
          1.2. “Non-Pediatrician Suspension Distribution Costs” for any dosage strength of the Oral Suspension for any period, shall mean the Distribution Costs for the units of such dosage strength of the Oral Suspension included in the Non-Pediatrician Suspension Net Sales for such period.
          1.3. “Non-Pediatrician Suspension Marketing and Sample Expense” for any dosage strength of the Oral Suspension for any period, shall mean a reasonable allocation of Marketing and Sample Expense attributable to the marketing and promotion of the Oral Suspension to non-Pediatricians, as determined by the JMC.
          1.4. “Non-Pediatrician Suspension Marketing Margin” for any dosage strength of the Oral Suspension for any period, shall mean the amount equal to:
(a)	Non-Pediatrician Suspension Net Sales, minus

(b)	all of the following:
(i)	Non-Pediatrician Suspension Cost of Goods;

(ii)	Non-Pediatrician Suspension Royalty;

(iii)	Non-Pediatrician Suspension Distribution Costs; and

(iv)	Non-Pediatrician Suspension Marketing and Sample Expense.
In the event that the Non-Pediatrician Suspension Marketing Margin for a period is a negative amount, such amount shall be referred to as a “Non-Pediatrician Suspension Loss,” and “Non-Pediatrician Suspension Losses” shall have the corresponding meaning.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-1

          1.5. “Non-Pediatrician Suspension Net Sales” for any dosage strength of the Oral Suspension for any period, shall mean (a) the Net Sales for such dosage strength for such period, less (b) Pediatrician Net Sales for such dosage strength of the Oral Suspension for such period.
          1.6. “Non-Pediatrician Suspension Royalty” for any dosage strength of the Oral Suspension for any period, shall mean the Royalty Payments to Replidyne for the units of such dosage strength and formulation of the Oral Suspension included in the Non-Pediatrician Suspension Net Sales for such period.
          1.7. “Pediatrician Cost of Goods” for any dosage strength and formulation of the Product for any period, shall mean the Cost of Goods for the units of such dosage strength and formulation of the Product included in the Pediatrician Net Sales for such period.
          1.8. “Pediatrician Distribution Costs” for any dosage strength and formulation of the Product for any period, shall mean the Distribution Costs for the units of such dosage strength and formulation of the Product included in the Pediatrician Net Sales for such period.
          1.9. “Pediatrician Marketing and Sample Expense” for any dosage strength and formulation of the Product for any period, shall mean the Marketing and Sample Expense for the units of such dosage strength and formulation of the Product included in the Pediatrician Net Sales for such period.
          1.10. “Pediatrician Marketing Margin” for any dosage strength and formulation of the Product for any period, shall mean the amount equal to:
(a)	Pediatrician Net Sales, minus

(b)	all of the following:
(i)	Pediatrician Cost of Goods;

(ii)	Pediatrician Royalty;

(iii)	Pediatrician Distribution Costs; and

(iv)	Pediatrician Marketing and Sample Expense.
In the event that the Pediatrician Marketing Margin for a period is a negative amount, such amount shall be referred to as a “Pediatrician Loss,” and “Pediatrician Losses” shall have the corresponding meaning.
          1.11. “Pediatrician Net Sales” for any dosage strength and formulation of the Product for any period, shall mean (a) the Net Sales for such dosage strength or formulation for such period, multiplied by (b) the percentage that the units of such dosage strength and formulation included in Net Sales which are represented by prescriptions originating from Pediatricians represent of the total units of such dosage strength and formulation included in Net Sales represented by all prescriptions for such period based upon IMS Xponent data or other mutually-agreed generally recognized prescription data source.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-2

          1.12. “Pediatrician Promotion Fee” shall have the meaning assigned to such term in Section 4.3(a).
          1.13. “Pediatrician Promotion Period” shall mean the period beginning on the date on which Replidyne exercises the Pediatrician Promotion Option and ending on the earlier of: (a) the expiration of the last to expire valid claim of the Licensed Patents, Forest Patents or Joint Patents claiming the manufacture, use or sale of the Oral Suspension in the Territory, including any period of extended commercial exclusivity for the Oral Suspension under any Licensed Patent, Forest Patent or Joint Patent granted under any laws or regulations in such country; and (b) date a Third Party commences the distribution of a generic equivalent to the Oral Suspension in the Territory, unless sooner terminated in accordance with the terms of this Agreement.
          1.14. “Pediatrician Royalty” for any dosage strength and formulation of the Product for any period, shall mean the Royalty Payments to Replidyne for the units of such dosage strength and formulation of the Product included in the Pediatrician Net Sales for such period.
     2. Pediatrician Promotion Rights.
          2.1. Promotion to Pediatricians. During the Pediatrician Promotion Period, Forest and Replidyne agree to promote the Product in the Field in the Territory in accordance with the Agreement, as modified by the terms and conditions of this Schedule 5.5.
          2.2. Marketing Plan. Replidyne shall draft and submit to the JMC for review and approval those portions of the Marketing Plan describing activities directed to Pediatricians, and Forest shall draft and submit to the JMC for review and approval those portions of the Marketing Plan describing activities directed to marketing the Oral Suspension to non-Pediatricians, both of which shall be consistent with the JMC’s overall marketing strategy for the Product in the Territory and with the overall Marketing Plan.
          2.3. Diligence. The parties acknowledge that additional promotional efforts following the First Commercial Sale of an Oral Suspension is warranted to increase awareness of the commercial availability of that additional Product. Subject to the minimum promotional efforts required by Section 5.3(d) of the Agreement, such efforts shall be Commercially Reasonable Efforts as established by the JMC pursuant to the Marketing Plan. Forest’s promotional efforts to non-Pediatricians with respect to the Oral Suspension will be performed in conjunction with the promotion of the Tablet to such physicians. Accordingly, the JMC will establish for each Detailing Year objectives specifically for the promotion of the Oral Suspension by Forest to non-Pediatricians, such as the priority of the Oral Suspension relative to the Tablet in Details to Primary Care Physicians, the list of non-Pediatricians that warrant detailing of the Oral Suspension and the positioning of the Oral Suspension relative to the Tablet in marketing campaigns.
          2.4. Replidyne Commercial Activities for Pediatricians. During the Pediatrician Promotion Period, Replidyne shall perform all marketing and promotion-related activities for the Products directed to Pediatricians. Replidyne will promptly notify Forest at any

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-3

time that it appears reasonably likely that Replidyne will not be able to substantially achieve required levels of Detailing over any significant period or in any significant area. Following any such notice, the parties will meet and confer in good faith to develop a plan to achieve such required levels of Detailing as promptly as practicable, including through the reallocation of Replidyne personnel, if practicable and without adversely affecting Replidyne’s Detailing efforts, and the utilization of Forest sales force personnel as reasonably required to achieve the required levels of Detailing. Following the development of such plan, Forest shall have the right to call on Pediatricians as provided by the plan, in which case the JMC will coordinate the efforts of each of Forest and Replidyne with respect to the Detailing of Product to Pediatricians by each party. In addition, if (a) Replidyne elects not to provide Details of the Product to certain Pediatricians (e.g., due to a particular geographical location), the Detail Reports indicate that Replidyne’s Detailing has not achieved material Detailing requirements to be performed by Replidyne as targeted by the Marketing Plan (as to number or position of Details) over a significant period or (b) the JMC determines, prior to a formal annual update to the Marketing Plan, that Detailing efforts to Pediatricians in addition to those in the then current Marketing Plan are appropriate and authorizes additional funds, if required to support such additional Detailing efforts to Pediatricians, the parties will meet and confer in the manner set forth above to develop a plan to address the provision of additional Details, which plan will be based on the considerations, and implemented by the parties, as provided above. In any such event requiring the utilization of Forest sales force personnel, the parties will cooperate to transition Detailing efforts to Replidyne as promptly as practicable in light of the need to assure a smooth transition of Detailing activities once Replidyne possesses adequate resources to provide Detailing efforts targeted by the Marketing Plan.
                         (a) Marketing. During the Pediatrician Promotion Period and subject to the minimum requirements set forth in Section 5.3(d) of the Agreement, Replidyne will use its Commercially Reasonable Efforts to execute on the activities under the Marketing Plan regarding marketing and promotion to Pediatricians. Forest will reimburse Replidyne for expenses incurred by Replidyne in performing such activities as provided in Section 4.3(b) of this Schedule 5.5. Forest will share with Replidyne any market research or other marketing information or materials relevant to marketing and promotion to Pediatricians that Forest possesses, as requested by Replidyne.
                         (b) Organization of Replidyne Pediatrician Sales Force. The JMC will determine the minimum number of Pediatricians to be on the call plan and minimum frequency. During the Pre-Launch Period with respect to the Oral Suspension, Replidyne shall use its Commercially Reasonable Efforts to engage and organize the Replidyne Pediatrician Sales Force in accordance with strategic plans agreed to by the JMC and provided in the Marketing Plan. To form the Replidyne Pediatrician Sales Force, Replidyne may expand its then-existing sales force by engaging personnel provided by a contract sales organization; provided that personnel of a contract sales organization shall make up no more than [ *** ] of the Replidyne Pediatrician Sales Force; and provided, further that Replidyne will transition to a Replidyne Pediatrician Sales Force comprised entirely of personnel who are full-time employees of Replidyne by the [ *** ] anniversary of the Detailing Commencement Date for the Oral Suspension. At the end of the first [ *** ] following the Detailing Commencement Date for the Oral Suspension, if the

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-4

Replidyne Pediatrician Sales Force is then comprised of personnel provided by a contract sales organization, the JMC shall determine whether:
                              (i) the Replidyne Pediatrician Sales Force has delivered [ *** ] percent ([ *** ]%) of the Details set forth in the Marketing Plan for that time period;
                              (ii) at least [ *** ] percent ([ *** ]%) of the Details performed by Replidyne Pediatrician Sales Force during that time period were delivered to Pediatricians on the call panel and with the frequency and Detail position established by the JMC; and
                         (iii) the performance by the Replidyne Pediatrician Sales Force meets the metrics previously established by the JMC to be measured in an ImpactRX report obtained at the [ *** ] benchmark point.
                         If the Replidyne Pediatrician Sales Force fails to meet the foregoing requirements, Replidyne will provide written notice to Forest within [ *** ] of such determination by the JMC, indicating whether Replidyne will (A) transition to a sales force comprised of personnel who are full-time employees of Replidyne and coordinate Detailing to Pediatricians together with Forest’s sales representatives pending the achievement of a full-time employee trained and qualified sales force or (B) terminate the Pediatrician Promotion Period, in each case over the course of the [ *** ] month period immediately following such notice.
                         (c) Training Materials and Sessions. Forest shall provide Replidyne with the training materials Forest provides to the Forest Sales Force, sufficient in quantity and quality to allow Replidyne to train the Replidyne Pediatrician Sales Force in Product-specific sales skills and to Detail the Product in a manner consistent with the Detailing performed by the Forest Sales Force. Replidyne will prepare or have prepared any supplementary training materials required for Detailing the Product to Pediatricians, consistent with the applicable Marketing Plan. Forest will permit Replidyne sales representatives to participate in training sessions of the Forest Sales Force with respect to the Product and will provide reasonable advance notice to Replidyne of scheduled training events, provided the Replidyne salary and out-of-pocket travel and related expenses of such attendance shall be for the account of Replidyne. Without limiting the generality of the foregoing, the parties intend that the Replidyne Pediatrician Sales Force will participate in the initial Oral Suspension launch and subsequent sales force meetings to the extent related to the Oral Suspension. Training sessions or modules specific to promotion to Pediatricians will be the responsibility and at the cost of Replidyne.
                         (d) Promotional Materials. Forest shall provide Replidyne with sales and promotional materials reasonably sufficient to permit Replidyne to perform Detailing calls to Pediatricians in a manner consistent with the Detailing calls performed by the Forest Sales Force. Replidyne will create or have created on its behalf such additional sales and promotional materials intended to be specific to the Pediatrician audience as called for under the Marketing Plan. The project managers of each party will share with one another any such materials. No such materials shall be used until they have been approved by the regulatory and compliance functions of each party.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-5

                         (e) Sampling. Forest shall provide Replidyne with Product samples as requested by Replidyne to permit Replidyne to perform Detailing calls to Pediatricians in accordance with the Marketing Plan. Replidyne shall be responsible for accounting for sample distribution by the Replidyne Pediatrician Sales Force and shall maintain all records with respect to sample distribution as required by Applicable Laws. Within thirty (30) days after the end of each month, Replidyne shall provide to Forest a written report summarizing samples distributed by the Replidyne Pediatrician Sales Force for such calendar month. In addition, Replidyne shall ensure, through appropriate routine monitoring and auditing standards which conform with current good industry practices, that sampling of the Product is carried out by Replidyne in a manner which is in compliance with all Applicable Laws. Replidyne shall immediately advise Forest of its discovery of any act or omission of Replidyne regarding sample distribution that could violate or require reporting under Applicable Laws. Forest shall be solely responsible for the filing of any necessary reports to FDA in connection with sampling. Within thirty (30) days after the expiration or termination of the Pediatrician Promotion Period, Replidyne shall return, or otherwise dispose of in accordance with written instructions from Forest, all remaining samples and will provide Forest with a certified statement that all remaining samples have been returned or otherwise properly disposed of in accordance with Forest’s instructions and that Replidyne is no longer in possession or control of any samples in any form or fashion.
                         (f) Termination. Replidyne reserves the right to terminate its Pediatrician Promotion Rights at any time during the Pediatrician Promotion Period, effective upon eighteen (18) months written notice to Forest, or immediately upon written notice to Forest if Replidyne believes that a recall, market withdrawal or other corrective action related to the Oral Suspension is warranted in the Territory. If Replidyne exercises the foregoing right, Replidyne shall provide such transition activities as and for such period as Forest may reasonably request, including, without limitation, arranging for meetings between members of the Replidyne Pediatrician Sales Force and sales representatives of Forest, to assure a smooth transition of marketing to Pediatricians.
                         (g) Forest Right of Termination. If Forest ceases the promotion, sale or distribution of the Product in the Territory under the circumstances permitted under this Agreement, then upon written notice to Replidyne, Forest may terminate the Pediatrician Promotion Period, effective within a reasonable period of time in light of the circumstances underlying any such cessation by Forest. In addition, Forest reserves the right to terminate the Pediatrician Promotion Period, effective upon sixty (60) days written notice to Replidyne in the event that the Detail Reports for at least [ *** ] indicate that Replidyne’s Detailing has not achieved at least [ *** ] percent ([ *** ]%) of the Detailing to be performed by Replidyne as targeted by the Marketing Plan (as to number or position of Details) for each such Calendar Quarter or upon the failure by Replidyne to achieve at least [ *** ] percent ([ *** ]%) of the Detailing to be performed by Replidyne as targeted by the Marketing Plan (as to numbers or portions of Details) in the aggregate over a period of [ *** ], unless in either case, during such sixty (60) day period Replidyne develops and implements a program of increased Detailing which provides, to Forest’s reasonable satisfaction, assurance that Detail shortfalls will not again occur. Failure of Replidyne to meet the number of Details required under the Marketing Plan with respect to promotion efforts directed to Pediatrician shall not be deemed a material breach

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-6

under this Agreement and, notwithstanding Section 12.8, shall not entitle Forest to claim any damages, compensation or relief except as provided in this Section 2.4(g) and Section 4.3(e).
          2.5. Market Withdrawals. Each party shall have the right to determine whether a market withdrawal of the Oral Suspension in the Territory is warranted. If Replidyne makes such a determination, it shall have the right to cease the promotion and Detailing of the Oral Suspension in the Territory immediately upon written notice to Forest. If Forest makes such a determination, it shall have the right to cease all sales of Oral Suspension in the Territory and the promotion and Detailing of the Oral Suspension in the Territory immediately upon written notice to Replidyne. If Replidyne ceases promotion and Detailing of the Oral Suspension in the Territory and Forest continues the sale of the Oral Suspension in Territory, Replidyne shall have no liability for sales of Oral Suspension after the date that Replidyne discontinues its promotion and Detailing of the Oral Suspension in the Territory.
     3. Supply Matters. During the Pediatrician Promotion Period, Forest shall keep Replidyne advised of matters regarding the supply of the Oral Suspension in the Territory and shall consult with Replidyne on strategic decisions to be made with respect thereto.
     4. Financial Matters.
          4.1. Credit Facility. Forest will extend a line of credit of sixty million dollars ($60,000,000) to Replidyne against which, beginning upon commencement of the Pediatrician Promotion Period, Replidyne may draw down in one (1) or more installments such amounts as are necessary to constitute and maintain the Replidyne Pediatrician Sales Force and conduct pre-launch, marketing and other activities related to the exercise of the Pediatrician Promotion Rights. Replidyne agrees to draw down on the line of credit only such amounts as expected to be needed to finance the Pediatrician Promotion Rights by providing written notice to Forest that specifies the amount requested and the reasons for the draw down with reasonable specificity. Any amounts owing by Replidyne to Forest under the line of credit shall bear interest at the prime rate of interest, as adjusted monthly, plus one percent (1%) and shall be repaid on a Calendar Quarter basis over a period ending four (4) years from the date of the first draw, with no penalty for pre-payments. The outstanding balance at any given time may be applied against Royalty Payments and milestone payments due from Forest under this Agreement in the event of a default by Replidyne under the loan, subject to a customary notice requirement and cure period to be provided for under the loan documents and Replidyne shall grant Forest a security interest in Replidyne’s interest in the Royalty Payments and milestone payments receivable by Replidyne under this Agreement to the extent necessary to further secure Replidyne’s obligations in connection with the loan. At the time of execution of the loan documents, Replidyne’s rights to receive Royalty Payments or milestone payments under the Agreement shall be free from any pledge, hypothecation, security interest or other encumbrance in an amount necessary to secure Replidyne’s repayment obligations under the loan. Other standard loan terms will be negotiated in good faith by the parties.
          4.2. Reporting. Within forty-five (45) days after each Calendar Quarter during a Detailing Year, each party shall provide to the other a report, in a form specified by the JMC, summarizing (a) information regarding such party’s actual performance of marketing and promotional activities, as compared to marketing and promotional commitments set forth in the

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-7

Marketing Plan, including, without limitation, the number and frequency of Details of Oral Suspension provided by such party, including the proportion of Details in first and second position, and Marketing and Sample Expense incurred by such party during the Calendar Quarter, and (b) such information as is necessary to allow calculation of the Non-Pediatrician Suspension Marketing Margin and the Pediatrician Marketing Margin.
          4.3. Compensation to Replidyne.
                         (a) Pediatrician Promotion Fee. In addition to the Royalty Payments and other payments due to Replidyne under Section 7 of the Agreement (including, without limitation, development and commercial milestones for the Oral Suspension and royalties on all sales of the Oral Suspension), subject to adjustment in accordance with subsections (d) and (e) below, Forest shall pay to Replidyne a fee (the “Pediatrician Promotion Fee”) equal to the sum of:
                              (i) [ *** ] percent ([ *** ]%) of the Pediatrician Marketing Margin; and
                              (ii) [ *** ] percent ([ *** ]%) of the Non-Pediatrician Suspension Marketing Margin.
                         (b) Reimbursement of Replidyne’s Marketing and Sample Expense. Together with each payment of the Pediatrician Promotion Fee, Forest shall reimburse Replidyne for the Pediatrician Marketing and Sample Expense incurred by Replidyne and, if applicable, any Non-Pediatrician Suspension Marketing and Sample Expense incurred by Replidyne as provided for under the Marketing Plan, as well as any other expenses related to the Oral Suspension that are incurred by Replidyne but are to be borne by Forest under this Agreement (such as Cost of Goods and Distribution Costs), which are reported to Forest for the Calendar Quarter to which such payment relates.
                         (c) Payment. Within forty-five (45) days of the end of each Calendar Quarter during the Pediatrician Promotion Period, Forest shall pay Replidyne an amount equal to the Pediatrician Promotion Fee earned by Replidyne for such Calendar Quarter. In the event that the Pediatrician Promotion Fee for a Calendar Quarter is negative, Replidyne shall pay Forest the amount by which such Pediatrician Promotion Fee is negative within forty-five (45) days of the end of such Calendar Quarter.
                         (d) Annual Adjustment. With respect to the payment of the Pediatrician Promotion Fee for the fourth Calendar Quarter of a Detailing Year, Forest shall calculate the actual Pediatrician Promotion Fee payable for the entire such Detailing Year and Forest shall make payment (or receive a credit), as appropriate, for the balance of the Pediatrician Promotion Fee due for such Detailing Year (taking into account any payments by Replidyne to Forest of negative amounts).
                         (e) Additional Adjustment. If the Detailing actually provided by Replidyne to Pediatricians for a given Detailing Year fails to achieve at least [ *** ] percent ([ *** ]%) of the Detailing targeted by the Marketing Plan (as to number or position of Details), the

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-8

percentage of Pediatrician Marketing Margin used in calculating the Pediatrician Promotion Fee shall be reduced [ *** ].
                         (f) Records. Each party shall maintain accurate records relating to its obligations hereunder (including, without limitation, records relating to the performance of Details (including records of physicians called on, frequency of calls and other data which underlies the Detail Reports required by Section 3.2, and the calculation of Pediatrician Marketing Margin and Suspension Marketing Margin), which records shall be kept available for three (3) years following the Detailing Year to which such records relate unless a longer period is otherwise required by Applicable Laws. The audit provisions of Section 8.5 of the Agreement shall apply to such records.
     5. Product Liability. In connection with the commercialization of the Oral Suspension, Forest and Replidyne will share responsibility equally for any liability for personal injury or property damage arising in connection with use of the Oral Suspension; provided, however, that in any event each party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable solely to the gross negligence or willful misconduct of that party or its Affiliates, and their respective directors, officers, employees and agents.
     6. Intellectual Property Matters.
          6.1. Infringement by Third Parties. With regard to any action or proceeding with respect to infringement of any of the Licensed Patents, Joint Patents or Forest Patents pertaining to the Oral Suspension, including any ANDA Proceeding related to such Licensed Patents, Joint Patents or Forest Patents, in the Territory during the Pediatrician Promotion Period, the parties shall cooperate in bringing and shall share control of such action or proceeding with counsel mutually acceptable to the parties. In any such action or proceeding that relates to the Oral Suspension during the Pediatrician Promotion Period, the parties will share equally the costs associated with such action or proceeding, unless otherwise agreed in writing by the parties.
          6.2. Infringement of Third Party Rights. With regard to the defense of any claim by a Third Party alleging that the activity of either of the parties pursuant to this Agreement with respect to the Oral Suspension infringes or may infringe the intellectual property rights of such Third Party during the Pediatrician Promotion Period, the parties shall cooperate in and shall share control of the defense of such claim with counsel mutually acceptable to such parties and shall share equally the costs associated with the defense of such claim, unless otherwise agreed in writing by the parties.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.
Schedule 5.5-9

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